As filed with the Securities and Exchange Commission on November 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BP p.l.c.	BP Capital Markets America Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

ENGLAND and WALES	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0227289	74-3028746
(I.R.S. Employer Identification No.) 2911 (Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.) 2911 (Primary Standard Industrial Classification Code Number)

1 St. James’s Square London SW1Y 4PD United Kingdom +44-20-7496-4000	501 Westlake Park Boulevard Houston, Texas 77079 (281) 366-2000
(Address and telephone number of Registrant’s executive offices)	(Address and telephone number of Registrant’s executive offices)

CT Corporation System

1015 15th Street NW

Washington, DC 20005

(202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Nitcher Group General Counsel BP p.l.c.	Kathryn A. Campbell John Horsfield-Bradbury Sullivan & Cromwell LLP
1 St. James’s Square London SW1Y 4PD, England +44-20-7496 4000	125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
4.50% Guaranteed Notes due 2020	*	100%	*	*
Guarantees of the 4.50% Guaranteed Notes due 2020	—	—	—	—
4.742% Guaranteed Notes due 2021	*	100%	*	*
Guarantees of the 4.742% Guaranteed Notes due 2021	—	—	—	—
3.561% Guaranteed Notes due 2021	*	100%	*	*
Guarantees of the 3.561% Guaranteed Notes due 2021	—	—	—	—
3.245% Guaranteed Notes due 2022	*	100%	*	*
Guarantees of the 3.245% Guaranteed Notes due 2022	—	—	—	—
2.500% Guaranteed Notes due 2022	*	100%	*	*
Guarantees of the 2.500% Guaranteed Notes due 2022	—	—	—	—
2.750% Guaranteed Notes due 2023	*	100%	*	*
Guarantees of the 2.750% Guaranteed Notes due 2023	—	—	—	—
3.994% Guaranteed Notes due 2023	*	100%	*	*
Guarantees of the 3.994% Guaranteed Notes due 2023	—	—	—	—
3.814% Guaranteed Notes due 2024	*	100%	*	*
Guarantees of the 3.814% Guaranteed Notes due 2024	—	—	—	—
2.521% Guaranteed Notes due 2020	*	100%	*	*
Guarantees of the 2.521% Guaranteed Notes due 2020	—	—	—	—
3.535% Guaranteed Notes due 2024	*	100%	*	*
Guarantees of the 3.535% Guaranteed Notes due 2024	—	—	—	—
3.062% Guaranteed Notes due 2022	*	100%	*	*
Guarantees of the 3.062% Guaranteed Notes due 2022	—	—	—	—
3.506% Guaranteed Notes due 2025	*	100%	*	*
Guarantees of the 3.506% Guaranteed Notes due 2025	—	—	—	—
3.119% Guaranteed Notes due 2026	*	100%	*	*
Guarantees of the 3.119% Guaranteed Notes due 2026	—	—	—	—
2.112% Guaranteed Notes due 2021	*	100%	*	*
Guarantees of the 2.112% Guaranteed Notes due 2021	—	—	—	—
3.017% Guaranteed Notes due 2027	*	100%	*	*
Guarantees of the 3.017% Guaranteed Notes due 2027	—	—	—	—
3.216% Guaranteed Notes due 2023	*	100%	*	*
Guarantees of the 3.216% Guaranteed Notes due 2023	—	—	—	—
3.723% Guaranteed Notes due 2028	*	100%	*	*
Guarantees of the 3.723% Guaranteed Notes due 2028	—	—	—	—
3.224% Guaranteed Notes due 2024	*	100%	*	*
Guarantees of the 3.224% Guaranteed Notes due 2024	—	—	—	—
3.588% Guaranteed Notes due 2027	*	100%	*	*
Guarantees of the 3.588% Guaranteed Notes due 2027	—	—	—	—
2.520% Guaranteed Notes due 2022	*	100%	*	*
Guarantees of the 2.520% Guaranteed Notes due 2022	—	—	—	—
3.279% Guaranteed Notes due 2027	*	100%	*	*
Guarantees of the 3.279% Guaranteed Notes due 2027	—	—	—	—
Floating Rate Guaranteed Notes due 2021	*	100%	*	*
Guarantees of the Floating Rate Guaranteed Notes due 2021	—	—	—	—
Floating Rate Guaranteed Notes due 2022	*	100%	*	*
Guarantees of the Floating Rate Guaranteed Notes due 2022	—	—	—	—
Total			$10,600,000,000(4)	$1,284,720

*

The aggregate principal amount of each series to be issued will be determined upon completion of the exchange offers to which the registration statement relates. By the terms of the exchange offers to which the registration statement relates, no more than $10,600,000,000 combined aggregate principal amount will be issued for all series.

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee will be paid in respect of the guarantees of the securities registered hereby.
(4)	Represents the proposed maximum aggregate offering price of all notes to be offered in the Exchange Offers to which the registration statement relates.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus may change. We may not complete the Exchange Offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2018

PROSPECTUS

BP Capital Markets America Inc.

Offers to Exchange Any and All of

the Outstanding Notes of each Series Specified Below

up to the Maximum Amount (as defined below)

Early Participation Deadline: 5:00 p.m., New York City Time, November 28, 2018, unless extended

Expiration Time: 11:59 p.m., New York City Time, December 12, 2018, unless extended

Subject to the conditions described in this Prospectus, including the applicable Minimum Size Condition and the Maximum Amount Condition (as defined below), we are offering to exchange any validly tendered (and not validly withdrawn) and accepted notes, subject to the priorities set forth herein, of the following series of notes issued by BP Capital Markets p.l.c. (“BP Capital U.K.”) (the “Old Notes”), for notes on substantially identical terms to be issued by BP Capital Markets America Inc. (“BP Capital America”) and fully and unconditionally guaranteed by BP p.l.c. (“BP”) (the “New Notes”), as described in, and for the consideration summarized in, the table below (the “Exchange Offers” and each, an “Exchange Offer”). As described below, no series of Old Notes will be subject to proration pursuant to the Exchange Offers.

Aggregate Principal Amount ($MM)	Title of Series of Notes Issued by BP Capital U.K. to be Exchanged (collectively, the “Old Notes”)	CUSIP/ISIN No.	Acceptance Priority Level	Title of Series of Notes to be Issued by BP Capital America (collectively, the “New Notes”) (1)	Minimum New Notes Size (2) ($MM)	Exchange Consideration (3)		Early Participation Premium (3)	Total Consideration (3)(4)
						New Notes (principal amount) (1)	Cash	New Notes (principal amount) (1)	New Notes (principal amount) (1)	Cash
$850	3.588% Guaranteed Notes due 2027	05565QDM7/US 05565QDM78	1	3.588% Guaranteed Notes due 2027	$400	$970	$1	$30	$1,000	$1
$1,000	3.017% Guaranteed Notes due 2027	05565QDF2/US 05565QDF28	2	3.017% Guaranteed Notes due 2027	$500	$970	$1	$30	$1,000	$1
$1,250	3.119% Guaranteed Notes due 2026	05565QDB1/US 05565QDB14	3	3.119% Guaranteed Notes due 2026	$500	$970	$1	$30	$1,000	$1
$1,000	3.224% Guaranteed Notes due 2024	05565QDL9/US 05565QDL95	4	3.224% Guaranteed Notes due 2024	$500	$970	$1	$30	$1,000	$1
$1,200	3.216% Guaranteed Notes due 2023	05565QDG0/US 05565QDG01	5	3.216% Guaranteed Notes due 2023	$500	$970	$1	$30	$1,000	$1
$1,500	2.750% Guaranteed Notes due 2023	05565QCD8/US 05565QCD88	6	2.750% Guaranteed Notes due 2023	$750	$970	$1	$30	$1,000	$1
$700	2.520% Guaranteed Notes due 2022	05565QDP0/US 05565QDP00	7	2.520% Guaranteed Notes due 2022	$350	$970	$1	$30	$1,000	$1
$1,750	3.245% Guaranteed Notes due 2022	05565QBZ0/US 05565QBZ00	8	3.245% Guaranteed Notes due 2022	$750	$970	$1	$30	$1,000	$1
$750	2.112% Guaranteed Notes due 2021	05565QDD7/US 05565QDD79	9	2.112% Guaranteed Notes due 2021	$350	$970	$1	$30	$1,000	$1
$1,400	4.742% Guaranteed Notes due 2021 (5)	05565QBR8/US 05565QBR83	10	4.742% Guaranteed Notes due 2021	$500	$970	$1	$30	$1,000	$1
$1,500	4.50% Guaranteed Notes due 2020 (5)	05565QBP2/US 05565QBP28	11	4.50% Guaranteed Notes due 2020	$750	$970	$1	$30	$1,000	$1

Aggregate Principal Amount ($MM)	Title of Series of Notes Issued by BP Capital U.K. to be Exchanged (collectively, the “Old Notes”)	CUSIP/ISIN No.	Acceptance Priority Level	Title of Series of Notes to be Issued by BP Capital America (collectively, the “New Notes”) (1)	Minimum New Notes Size (2) ($MM)	Exchange Consideration (3)		Early Participation Premium (3)	Total Consideration (3)(4)
						New Notes (principal amount) (1)	Cash	New Notes (principal amount) (1)	New Notes (principal amount) (1)	Cash
$1,250	2.521% Guaranteed Notes due 2020 (5)	05565QCT3/US 05565QCT31	12	2.521% Guaranteed Notes due 2020	$500	$970	$1	$30	$1,000	$1
$1,500	3.279% Guaranteed Notes due 2027 (5)	05565QDN5/US 05565QDN51	13	3.279% Guaranteed Notes due 2027	$750	$970	$1	$30	$1,000	$1
$750	3.535% Guaranteed Notes due 2024 (5)	05565QCS5/US 05565QCS57	14	3.535% Guaranteed Notes due 2024	$350	$970	$1	$30	$1,000	$1
$750	3.994% Guaranteed Notes due 2023 (5)	05565QCJ5/US 05565QCJ58	15	3.994% Guaranteed Notes due 2023	$350	$970	$1	$30	$1,000	$1
$1,000	2.500% Guaranteed Notes due 2022 (5)	05565QCB2/US 05565QCB23	16	2.500% Guaranteed Notes due 2022	$500	$970	$1	$30	$1,000	$1
$1,000	3.561% Guaranteed Notes due 2021 (5)	05565QBU1/US 05565QBU13	17	3.561% Guaranteed Notes due 2021	$500	$970	$1	$30	$1,000	$1
$1,250	3.814% Guaranteed Notes due 2024 (5)	05565QCP1/US 05565QCP19	18	3.814% Guaranteed Notes due 2024	$500	$970	$1	$30	$1,000	$1
$1,000	3.062% Guaranteed Notes due 2022 (5)	05565QCZ9/US 05565QCZ90	19	3.062% Guaranteed Notes due 2022	$500	$970	$1	$30	$1,000	$1
$300	Floating Rate Guaranteed Notes due 2022 (5)	05565QDQ8/US 05565QDQ82	20	Floating Rate Guaranteed Notes due 2022	—	$970	$1	$30	$1,000	$1
$250	Floating Rate Guaranteed Notes due 2021 (5)	05565QDE5/US 05565QDE52	21	Floating Rate Guaranteed Notes due 2021	—	$970	$1	$30	$1,000	$1
$800	3.723% Guaranteed Notes due 2028 (5)	05565QDH8/US 05565QDH83	22	3.723% Guaranteed Notes due 2028	$400	$970	$1	$30	$1,000	$1
$1,000	3.506% Guaranteed Notes due 2025 (5)	05565QDA3/US 05565QDA31	23	3.506% Guaranteed Notes due 2025	$500	$970	$1	$30	$1,000	$1

(1)	The term “New Notes” in this column refers, in each case, to the series of New Notes corresponding to the series of Old Notes of like tenor and coupon.
(2)

No Old Fixed Rate Notes (as defined below) of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Fixed Rate Notes is greater than or equal to the applicable Minimum New Notes Size.

(3)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted for exchange.
(4)	Includes the Early Participation Premium for Old Notes validly tendered prior to the Early Participation Deadline described below and not validly withdrawn.
(5)

It is possible that the Maximum Amount Condition will not be satisfied with respect to this series of Old Notes. No Old Notes of a given series will be accepted for exchange if the Maximum Amount Condition is not satisfied.

The Exchange Offers are subject to Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition, as described further below. Subject to applicable law, we reserve the right, but are under no obligation, to increase or decrease the Maximum Amount at any time, which, in the event of an increase, could result in the exchange of a greater aggregate principal amount of Old Notes. See “The Exchange Offers—Extensions; Amendments; Waiver; Termination.”

The aggregate principal amount of each series of Old Notes that is exchanged in the Exchange Offers will be determined in accordance with the acceptance priority levels detailed in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest and Acceptance Priority Level 23 being the lowest. No Old Fixed Rate Notes (being the Old Notes with Acceptance Priority Levels 1 through 19, 22 and 23, collectively the “Old Fixed Rate Notes”) of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Fixed Rate Notes is greater than or equal to the applicable minimum new notes size detailed in the table above (the “Minimum New Notes Size” and, such condition, the “Minimum Size Condition”). Additionally, no Old Notes of a given series will be accepted for exchange unless $10,600,000,000 (the “Maximum Amount”) is greater than or equal to the sum of (i) the aggregate principal amount of such series of Old Notes validly tendered and not validly withdrawn and (ii) the aggregate principal amount of all series of Old Notes having a higher Acceptance Priority Level which have been accepted for exchange (the “Maximum Amount Condition”). If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the

Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level. If any series of Old Notes is accepted for exchange, all Old Notes of that series that are validly tendered and not validly withdrawn will be accepted for exchange. Accordingly, no series of Old Notes will be subject to proration pursuant to the Exchange Offers.

It is possible that any series of Old Notes with Acceptance Priority Level 10 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on November 28, 2018 (the “Early Participation Deadline”) and not validly withdrawn (subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition), holders will receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of New Notes and a cash amount of $1 (such cash amount, the “Cash Component”).

The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of New Notes.

In exchange for $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Deadline but prior to the Expiration Time (as defined below) and not validly withdrawn (subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition), holders will receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of New Notes and a cash amount of $1.

Other than the identity of the Issuer, the terms of each series of the New Notes are identical in all material respects to the corresponding series of Old Notes, with minor exceptions as discussed in “Description of Differences Between the New Notes and the Old Notes.” The Old Notes are, and each series of the New Notes will be, fully and unconditionally guaranteed by BP. Each series of the New Notes will have the same financial terms and covenants as the corresponding series of Old Notes, and are subject to the same business and financial risks. The Old Notes were issued pursuant to supplemental indentures to an indenture, dated March 8, 2002, amongst BP Capital U.K., BP and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”) (such indenture, as supplemented, the “Old Indenture”). The New Notes will be issued pursuant to a supplemental indenture to an indenture dated June 4, 2003, among BP Capital America, BP and the Trustee (such indenture, as will be supplemented, the “New Indenture” and together with the Old Indenture, the “Indentures”).

Subject to the rounding described below, no accrued but unpaid interest will be paid on the Old Notes in connection with the Exchange Offers. However, interest on the applicable New Note will accrue from and including the most recent interest payment date of the tendered Old Note. The principal amount of each New Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion (plus accrued interest thereon), if any, of the exchange price of such Old Note. The Exchange Offers will expire at 11:59 p.m., New York City time, on December 12, 2018, unless extended (the “Expiration Time”). You may withdraw tendered Old Notes at any time prior to the Expiration Time. As of the date of this prospectus, there was $23,750,000,000 aggregate principal amount of outstanding Old Notes.

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed under “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Conditions to the Exchange Offers,” including, among other things, the Minimum Size Condition and the Maximum Amount Condition. Subject to applicable law and as described under “The Exchange Offers—Extensions; Amendments; Waiver; Termination,” we may, at our option and sole discretion, waive any such conditions with respect to any of the Exchange Offers, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Time.

We plan to issue the New Notes promptly on or about the second business day following the Expiration Time (the “Settlement Date”). The Old Notes are currently, and we intend will remain, listed on the New York Stock Exchange (“NYSE”), and we intend to list the New Notes on the NYSE. We expect trading in the New Notes on the NYSE to begin within 30 days of the Settlement Date.

This investment involves risks. Prior to participating in any of the Exchange Offers, please see the section entitled “Risk Factors” beginning on page 11 of this prospectus for a discussion of the risks that you should consider. Additionally, see the sections entitled “Risk Factors” in our 2017 Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and “Principal risks and uncertainties” in our Report on Form 6-K filed with the SEC on July 31, 2018, which are incorporated by reference herein, to read about factors you should consider before investing in the New Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of BP, BP Capital America, BP Capital U.K., the Exchange Agent, the Information Agent, the Trustee or the Dealer Managers makes any recommendation as to whether holders of Old Notes should exchange their notes in the Exchange Offers.

The Dealer Managers for the Exchange Offers are:

Barclays	BofA Merrill Lynch	Goldman Sachs & Co. LLC

The date of this prospectus is            2018.

i

ABOUT THIS PROSPECTUS

In this prospectus, the terms “we,” “us,” and “our” refer to BP p.l.c., BP Capital Markets America Inc. and BP Capital Markets p.l.c., “BP” or “Guarantor” refers to BP p.l.c.; “BP Group” refers to BP and its subsidiaries; “BP Capital America” or “Issuer” refers to BP Capital Markets America Inc.; “BP Capital U.K.” refers to BP Capital Markets p.l.c.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the Dealer Managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). Prior to making any decision with respect to the Exchange Offers, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “$,” “US$,” “USD” and “U.S. dollars” are to the lawful currency of the United States of America.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In order to utilize the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and the general doctrine of cautionary statements, BP is providing the following cautionary statement. This prospectus, including documents incorporated by reference, and the related prospectus supplement may contain certain forecasts, projections and forward-looking statements - that is, statements related to future, not past, events and circumstances - with respect to the financial condition, results of operations and businesses of BP and certain of the plans and objectives of BP with respect to these items. These statements may generally, but not always, be identified by the use of words such as “will”, “expects”, “is expected to”, “aims”, “should”, “may”, “objective”, “is likely to”, “intends”, “believes”, “anticipates”, “plans” “we see” or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will or may occur in the future and are outside the control of BP. Actual results may differ materially from those expressed in such statements, depending on a variety of factors, including: the specific factors identified in the discussions accompanying such forward-looking statements; the receipt of relevant third party and/or regulatory approvals; the timing and level of maintenance and/or turnaround activity; the timing and volume of refinery additions and outages; the timing of bringing new fields onstream; the timing, quantum and nature of certain divestments; future levels of industry product supply, demand and pricing, including supply growth in North America; OPEC quota restrictions; production-sharing agreements effects; operational and safety problems; potential lapses in product quality; economic and financial market conditions generally or in various countries and regions; political stability and economic growth in relevant areas of the world; changes in laws and governmental regulations and policies, including related to climate change; changes in social attitudes and customer preferences; regulatory or legal actions including the types of enforcement action pursued and the nature of remedies sought or imposed; the actions of prosecutors, regulatory authorities and courts; delays in the processes for resolving claims; amounts ultimately payable and the timing of payments relating to the Gulf of Mexico oil spill; exchange rate fluctuations; development and use of new technology; recruitment and retention of a skilled workforce; the success or otherwise of partnering; the actions of competitors, trading partners, contractors, subcontractors, creditors, rating agencies and others; our access to future credit resources; business disruption and crisis management; the impact on our reputation of ethical misconduct and non-compliance with regulatory obligations; trading losses; major uninsured losses; decisions by Rosneft’s management and board of directors; the actions of contractors; natural disasters and adverse weather conditions; changes in public expectations and other changes to business conditions; wars and acts of terrorism; cyber attacks or sabotage; and other factors discussed elsewhere in this prospectus including under “Risk Factors”. In addition to factors set forth elsewhere in this prospectus, those set out above are important factors, although not exhaustive, that may cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements made by or on BP’s behalf speak only as of the date they are made. BP does not undertake to update forward-looking statements to reflect any changes to its expectations or any changes in events, conditions or circumstances on which any such statement is based. Additional information, including information on factors which may affect BP’s business, is contained in BP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, including under the heading “Risk Factors”, and in the Report on Form 6-K filed with the SEC on July 31, 2018, including under the heading “Principal risks and uncertainties”.

WHERE YOU CAN FIND MORE INFORMATION

BP files annual and current reports and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information regarding issuers, including BP, that file electronically with the SEC. BP’s SEC filings are also available on BP’s website at http://www.bp.com. Any other information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

BP’s American Depositary Shares are listed on the New York Stock Exchange. BP’s ordinary shares are admitted to trading on the London Stock Exchange and are also listed on the Frankfurt Stock Exchange in Germany. You can consult reports and other information about BP that it files pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at these exchanges.

This prospectus is part of a registration statement and constitutes a prospectus of BP. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above. The SEC allows BP to “incorporate by reference” information into this prospectus. This means BP can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this prospectus, except for any information superseded by information in this prospectus. In addition, any later information that BP files with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that BP has previously filed with the SEC. These documents contain important information, including about BP.

You should rely only on the information contained in this prospectus or that we have referred to you. BP has not authorized anyone to provide you with any additional information. This prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this prospectus is accurate as of any date other than such date.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until we complete the Exchange Offers (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 20-F for the year ended December 31, 2017 (File No. 001-06262), filed on March 29, 2018.

•	Report on Form 6-K regarding our announcement regarding board changes, filed on April 27, 2018 (Film No. 18783079).

•	Report on Form 6-K for the three months and six months ended June 30, 2018, filed on July 31, 2018 (Film No. 18980195).

•

Report on Form 6-K for the three months and nine months ended September 30, 2018, filed on October 30, 2018 (Film No. 181145751). This Form 6-K also presents a table of capitalization and indebtedness for BP as of September 30, 2018.

•

Any reports on Form 6-K furnished to the SEC by BP pursuant to the Exchange Act that indicate on their cover page that they are incorporated by reference in this prospectus after the date of this prospectus and before the date that any offering of the securities by means of this prospectus is terminated.

To the extent this prospectus, or the documents or information incorporated by reference into this prospectus, contains references to the Internet website of BP, the information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, or from the Information Agent, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. The Information Agent may be contacted at the address set forth on the back cover of this prospectus. You may request a copy of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning BP, without charge, upon written or oral request. You should direct your requests to BP p.l.c., 1 St. James’s Square London SW1Y 4PD, United Kingdom (telephone: +44-20-7496-4000).

To receive timely delivery of the documents prior to the Early Participation Deadline, you should make your request no later than November 20, 2018. To receive timely delivery of the documents prior to the Expiration Time, you should make your request no later than December 5, 2018.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement concerning the contents of any contract or other document filed as an exhibit to the registration statement is not necessarily complete. With respect to each contract or other document filed as an exhibit to the registration statement, you are referred to that exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offers. These dates assume no extension of the Early Participation Deadline or the Expiration Time.

	Date and Time	Event
Launch Date	November 14, 2018	The commencement of the Exchange Offers.

Early Participation Deadline	5:00 p.m., New York City time, November 28, 2018, unless extended	The deadline for holders to validly tender their Old Notes in order to receive the Total Consideration.

Expiration Time	11:59 p.m., New York City time, December 12, 2018, unless extended	The deadline for holders to validly tender their Old Notes in the Exchange Offers.

Settlement Date	Promptly after the Expiration Time, expected to be December 14, 2018, the second business day immediately following the Expiration Time	If, as of the Expiration Time, all conditions, including the applicable Minimum Size Condition and the Maximum Amount Condition, have been or are concurrently satisfied or waived by us in respect of a given series of Old Notes, we will accept for exchange all Old Notes of such series validly tendered and not validly withdrawn pursuant to the Exchange Offers prior to the Expiration Time, subject to the Acceptance Priority Levels. We will deliver New Notes and will deposit with DTC, upon the direction of the Exchange Agent, an amount of cash sufficient to pay, with respect to any Old Notes tendered and accepted, the Cash Component (as defined herein).

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offers. You should carefully read this entire prospectus, including the section entitled “Risk Factors.” Additionally, see the sections entitled “Risk Factors” in our 2017 Annual Report on Form 20-F for the fiscal year ended 31 December 2017 and “Principal risks and uncertainties” in our Report on Form 6-K filed with the SEC on July 31, 2018, as well as the information incorporated by reference in this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

BP

BP p.l.c. was incorporated in 1909 in England and Wales. BP p.l.c. is a public limited company, incorporated under the Companies (Consolidation) Act 1908 with registered number 00102498.

You can find a more detailed description of BP’s business and recent transactions in BP’s Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference in this prospectus.

BP’s principal executive offices are located on 1 St. James’s Square, London SW1Y 4PD, United Kingdom. BP’s telephone number is +44-20-7496-4000.

The Issuer

BP Capital America is a wholly owned indirect subsidiary of BP and was incorporated under the laws of Delaware on February 15, 2002. BP Capital America is a financing vehicle for the BP Group and issues debt securities on behalf of the BP Group. BP Capital America will lend substantially all proceeds of its borrowings to the BP Group.

THE EXCHANGE OFFERS

The following summary does not contain all the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference. You should read this prospectus and the documents incorporated by reference in their entirety, particularly the “Risk Factors” section of this prospectus, before making an investment decision. For a more complete description of the terms of the Exchange Offers, see “The Exchange Offers.”

Offeror	BP Capital Markets America Inc.

The Exchange Offers	Upon the terms and subject to the conditions set forth in this prospectus, we are offering to exchange the series of notes issued by BP Capital Markets p.l.c. (“BP Capital U.K.”) (the “Old Notes”) set forth in the table below for the applicable series of new notes to be issued by BP Capital Markets America Inc. (“BP Capital America”) and fully and unconditionally guaranteed by BP p.l.c. (“BP”) (the “New Notes”) set forth in the table below, in the manner and amounts described herein (the “Exchange Offers” and each, an “Exchange Offer”), with the maximum combined aggregate principal amount of Old Notes that we can accept being a combined aggregate principal amount equal to $10,600,000,000 (the “Maximum Amount”). As described further herein, if any series of Old Notes is accepted for exchange, all Old Notes of that series that are validly tendered and not validly withdrawn will be accepted for exchange. As a result, no series of Old Notes accepted for exchange will be prorated.

Principal Amount Outstanding ($MM)	Title of Series of Notes Issued by BP Capital U.K. to be Exchanged (collectively, the “Old Notes”)	Acceptance Priority Level	Title of Series of Notes to be Issued by BP Capital America (collectively, the “New Notes”)	Minimum New Notes Size ($MM)
$850	3.588% Guaranteed Notes due 2027	1	3.588% Guaranteed Notes due 2027	$400
$1,000	3.017% Guaranteed Notes due 2027	2	3.017% Guaranteed Notes due 2027	$500
$1,250	3.119% Guaranteed Notes due 2026	3	3.119% Guaranteed Notes due 2026	$500
$1,000	3.224% Guaranteed Notes due 2024	4	3.224% Guaranteed Notes due 2024	$500
$1,200	3.216% Guaranteed Notes due 2023	5	3.216% Guaranteed Notes due 2023	$500
$1,500	2.750% Guaranteed Notes due 2023	6	2.750% Guaranteed Notes due 2023	$750
$700	2.520% Guaranteed Notes due 2022	7	2.520% Guaranteed Notes due 2022	$350
$1,750	3.245% Guaranteed Notes due 2022	8	3.245% Guaranteed Notes due 2022	$750
$750	2.112% Guaranteed Notes due 2021	9	2.112% Guaranteed Notes due 2021	$350
$1,400	4.742% Guaranteed Notes due 2021	10	4.742% Guaranteed Notes due 2021	$500
$1,500	4.50% Guaranteed Notes due 2020	11	4.50% Guaranteed Notes due 2020	$750
$1,250	2.521% Guaranteed Notes due 2020	12	2.521% Guaranteed Notes due 2020	$500
$1,500	3.279% Guaranteed Notes due 2027	13	3.279% Guaranteed Notes due 2027	$750
$750	3.535% Guaranteed Notes due 2024	14	3.535% Guaranteed Notes due 2024	$350
$750	3.994% Guaranteed Notes due 2023	15	3.994% Guaranteed Notes due 2023	$350
$1,000	2.500% Guaranteed Notes due 2022	16	2.500% Guaranteed Notes due 2022	$500
$1,000	3.561% Guaranteed Notes due 2021	17	3.561% Guaranteed Notes due 2021	$500
$1,250	3.814% Guaranteed Notes due 2024	18	3.814% Guaranteed Notes due 2024	$500
$1,000	3.062% Guaranteed Notes due 2022	19	3.062% Guaranteed Notes due 2022	$500
$300	Floating Rate Guaranteed Notes due 2022	20	Floating Rate Guaranteed Notes due 2022	—
$250	Floating Rate Guaranteed Notes due 2021	21	Floating Rate Guaranteed Notes due 2021	—
$800	3.723% Guaranteed Notes due 2028	22	3.723% Guaranteed Notes due 2028	$400
$1,000	3.506% Guaranteed Notes due 2025	23	3.506% Guaranteed Notes due 2025	$500

Subject to applicable law, we reserve the right, but are not obligated, to increase or decrease the Maximum Amount as described below under “The Exchange Offers—Extensions; Amendments; Waiver; Termination.” The Exchange Offers are conditioned upon certain conditions, including, among other things, the Minimum Size Condition and the Maximum Amount Condition (as described below under “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Conditions to the Exchange Offers”).

We expressly reserve the right, in our sole and absolute discretion, subject to applicable law and as described under “The Exchange Offers—Extensions; Amendments, Waivers; Termination”, to waive any condition to any of the Exchange Offers, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, or to terminate the Exchange Offer in respect of any series of Old Notes if the conditions described under “The Exchange Offers—Conditions to the Exchange Offers” are not satisfied or waived by the Expiration Time. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Time.

Other than the identity of the Issuer, the terms of each series of the New Notes are identical in all material respects to the corresponding series of Old Notes, with minor exceptions as discussed in “Description of Differences Between the New Notes and the Old Notes.” The Old Notes are, and each series of the New Notes will be, fully and unconditionally guaranteed by BP. Each series of the New Notes will have the same financial terms and covenants as the Old Notes, and are subject to the same business and financial risks.

See “The Exchange Offers—Terms of the Exchange Offers.”

Acceptance Priority Levels, Minimum Size Condition and Maximum Amount Conditions	The aggregate principal amount of each series of Old Notes that is exchanged in the Exchange Offers will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest and Acceptance Priority Level 23 being the lowest, subject to the Minimum Size Condition and the Maximum Amount Condition (each as defined below).

No Old Fixed Rate Notes (being the Old Notes with Acceptance Priority Levels 1 through 19, 22 and 23, collectively the “Old Fixed Rate Notes”) of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Fixed Rate Notes is greater than or equal to the applicable minimum new notes size detailed in the table above (the “Minimum New Notes Size” and, such condition, the “Minimum Size Condition”). Additionally, no Old Notes of a given series will be accepted for exchange unless the Maximum Amount is greater than or equal to the sum of (i) the aggregate principal amount of such series of Old Notes validly tendered and not validly withdrawn and (ii) the aggregate principal amount of all series of Old Notes having a higher Acceptance Priority Level which have been accepted for exchange (the “Maximum Amount Condition”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level. It is possible that any series of Old Notes with Acceptance Priority Level 10 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange.

As of the date of this prospectus, the aggregate principal amounts of the Old Notes outstanding are set forth in the table above.

See “The Exchange Offers—Maximum Amount; Acceptance Priority Levels” and “The Exchange Offers—Extensions; Amendments; Waiver; Termination” for more information on priority of exchange as well as our ability to increase or decrease the size of the Maximum Amount or to waive any condition to any of the Exchange Offers, including the applicable Minimum Size Condition or the Maximum Amount Condition.

Procedures for Participation in the Exchange Offers	If you wish to participate in the Exchange Offers, you must cause the book-entry transfer of your Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”) and electronically transmit your acceptance of the Exchange Offers through DTC’s Automated Tender Offer Program (“ATOP”) for transfer before the Expiration Time of the Exchange Offers. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. There will be no letter of transmittal for this offer.

See “The Exchange Offers—Procedures for Tendering Old Notes.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the Exchange Offers. You must tender your Old Notes by the Expiration Time in order to participate in the Exchange Offers.

Total Consideration; Early Participation Premium Prior to the Early Participation Deadline	Subject to the Acceptance Priority Levels, and conditions described herein, including the applicable Minimum Size Condition and Maximum Amount Condition, in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m. New York City time, on November 28, 2018 (the “Early Participation Deadline”) and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the Total Consideration, which consists of $1,000 principal amount of New Notes and a cash amount of $1 (such cash amount, the “Cash Component”). Subject to the Acceptance Priority Levels, and conditions described herein, including the applicable Minimum Size Condition and Maximum Amount Condition, in exchange for each $1,000 principal amount of Old Notes, respectively, that is validly tendered after the Early Participation Deadline but prior to the Expiration Time and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium of $30 principal amount of New Notes and so consists of $970 principal amount of New Notes and the Cash Component.

Expiration Time	Each of the Exchange Offers will expire at 11:59 p.m., New York City time, on December 12, 2018, or a later date and time to which BP extends it with respect to one or more series of Old Notes.

Withdrawal	Tenders of Old Notes may be validly withdrawn at any time prior to the Expiration Time.

Following the Expiration Time, tenders of Old Notes may not be withdrawn. In the event of termination of an Exchange Offer, the Old Notes tendered pursuant to that Exchange Offer will be promptly returned to the tendering holders. See “The Exchange Offers—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	Subject to the satisfaction or, where permitted, waiver of the conditions to the Exchange Offers, including the applicable Minimum Size Condition and the Maximum Amount Condition, and to the Acceptance Priority Levels, the Issuer will accept for exchange those Old Notes that are validly tendered prior to the Expiration Time and not validly withdrawn (provided that the tender of Old Notes will only be accepted in the minimum denominations and integral multiples noted below under “—Denominations”). All Old Notes exchanged will be retired and cancelled.

The New Notes issued pursuant to the Exchange Offers will be issued and delivered, and the cash amounts payable will be delivered, through the facilities of DTC, Euroclear or Clearstream Luxembourg promptly on the Settlement Date. We will return to you any Old Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Time. See “The Exchange Offers—Settlement Date.”

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the Exchange Offers; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations.”

Consequences of Not Exchanging Old Notes for New Notes	If you do not exchange your Old Notes for New Notes in the Exchange Offers, the trading market for any remaining Old Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Old Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price volatility of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offers—The outstanding aggregate principal amount of any series of Old Notes after the Exchange Offers may be significantly reduced, the liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the Exchange Offers, and holders of Old Notes who fail to participate in the Exchange Offers may find it more difficult to sell their Old Notes after the Exchange Offers are completed.”

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers. The Old Notes exchanged in connection with the Exchange Offers will be retired and cancelled and will not be reissued.

Exchange Agent, Information Agent and Dealer Managers	D.F. King & Co., Inc. is serving as the exchange agent and information agent for the Exchange Offers (the “Exchange Agent” or the

“Information Agent”).

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC are serving as the dealer managers (“Dealer Managers”) for the Exchange Offers.

The addresses and telephone numbers of the Dealer Managers are set forth on the back cover of this prospectus.

We have other business relationships with the Dealer Managers, as described in “The Exchange Offers—Exchange Agent” and “The Exchange Offers—Dealer Managers.”

No Recommendation	None of the BP Group (including BP, BP Capital America and BP Capital U.K.), the Dealer Managers, the Information Agent, the Exchange Agent or the Trustee makes any recommendation in connection with the Exchange Offers as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the Exchange Offers, please read the section entitled “Risk Factors” beginning on page 10 of this prospectus. Additionally, see the sections entitled “Risk Factors” in our 2017 Annual Report on Form 20-F for the fiscal year ended 31 December 2017 and “Principal risks and uncertainties” in our Report on Form 6-K filed with the SEC on July 31, 2018, as well as factors contained or incorporated by reference into such documents and in subsequent filings by BP with the SEC.

Further Information	Questions concerning the terms of the Exchange Offers should be directed to the Dealer Managers at the addresses and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the Information Agent at the addresses and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

The New Notes

The following summary contains basic information about the New Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the New Notes, see “Description of the New Notes and Guarantees.”

Issuer	BP Capital Markets America Inc. (“BP Capital America”)

Guarantor	BP p.l.c. (“BP”)

Securities Offered	In exchange for the Old Notes, we are offering the following New Notes in a total aggregate principal amount that will not be known until after the Expiration Time:

•   3.588% Guaranteed Notes due 2027

•   3.017% Guaranteed Notes due 2027

•   3.119% Guaranteed Notes due 2026

•   3.224% Guaranteed Notes due 2024

•   3.216% Guaranteed Notes due 2023

•   2.750% Guaranteed Notes due 2023

•   2.520% Guaranteed Notes due 2022

•   3.245% Guaranteed Notes due 2022

•   2.112% Guaranteed Notes due 2021

•   4.742% Guaranteed Notes due 2021

•   4.50% Guaranteed Notes due 2020

•   2.521% Guaranteed Notes due 2020

•   3.279% Guaranteed Notes due 2027

•   3.535% Guaranteed Notes due 2024

•   3.994% Guaranteed Notes due 2023

•   2.500% Guaranteed Notes due 2022

•   3.561% Guaranteed Notes due 2021

•   3.814% Guaranteed Notes due 2024

•   3.062% Guaranteed Notes due 2022

•   3.723% Guaranteed Notes due 2028

•   3.506% Guaranteed Notes due 2025 (together with the preceding series of New Notes, the “New Fixed Rate Notes”)

•   Floating Rate Guaranteed Notes due 2022

•   Floating Rate Guaranteed Notes due 2021 (together with the Floating Rate Guaranteed Notes due 2022, the “New Floating Rate Notes”)

Interest Rates; Interest Payment Dates; Maturity Dates	Each series of New Notes will have the same interest rates, maturity dates, optional redemption prices and interest payment dates as the corresponding series of Old Notes for which they are being offered in exchange.

Each New Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding Old Note. Holders of Old Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from BP Capital U.K. in respect of interest accrued from the date of the last interest payment date in respect of their Old Notes until the date of the issuance of the New Notes. Consequently, holders of New Notes will receive the same interest payments that they would have received had they not exchanged their Old Notes in the applicable Exchange Offer. Subject to the rounding described below, no accrued but unpaid interest will be paid with respect to any Old Notes validly tendered and not validly withdrawn prior to the Expiration Time. The principal amount of each New Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion (plus accrued interest thereon), if any, of the exchange price of such Old Note.

Interest Rates and Maturity Dates	Interest Payment Dates	First Interest Payment Date(1)	Interest Accrues From
3.588% Guaranteed Notes due 2027	April 14 and October 14	April 15, 2019	October 14, 2018
3.017% Guaranteed Notes due 2027	January 16 and July 16	January 16, 2019	July 16, 2018
3.119% Guaranteed Notes due 2026	May 4 and November 4	May 6, 2019	November 4, 2018
3.224% Guaranteed Notes due 2024	April 14 and October 14	April 15, 2019	October 14, 2018
3.216% Guaranteed Notes due 2023	May 28 and November 28	May 28, 2019	November 28, 2018
2.750% Guaranteed Notes due 2023	May 10 and November 10	May 10, 2019	November 10, 2018
2.520% Guaranteed Notes due 2022	March 19 and September 19	March 19, 2019	September 19, 2018
3.245% Guaranteed Notes due 2022	May 6 and November 6	May 6, 2019	November 6, 2018
2.112% Guaranteed Notes due 2021	March 16 and September 16	March 18, 2019	September 16, 2018
4.742% Guaranteed Notes due 2021	March 11 and September 11	March 11, 2019	September 11, 2018
4.50% Guaranteed Notes due 2020	April 1 and October 1	April 1, 2019	October 1, 2018
2.521% Guaranteed Notes due 2020	January 15 and July 15	January 15, 2019	July 15, 2018
3.279% Guaranteed Notes due 2027	March 19 and September 19	March 19, 2019	September 19, 2018
3.535% Guaranteed Notes due 2024	May 4 and November 4	May 6, 2019	November 4, 2018
3.994% Guaranteed Notes due 2023	March 26 and September 26	March 26, 2019	September 26, 2018
2.500% Guaranteed Notes due 2022	May 6 and November 6	May 6, 2019	November 6, 2018
3.561% Guaranteed Notes due 2021	May 1 and November 1	May 1, 2019	November 1, 2018
3.814% Guaranteed Notes due 2024	February 10 and August 10	February 11, 2019	August 10, 2018
3.062% Guaranteed Notes due 2022	March 17 and September 17	March 18, 2019	September 17, 2018
Three-month LIBOR + 0.650% Floating Rate Guaranteed Notes due 2022	March 19, June 19, September 19 and December 19	December 19, 2018	September 19, 2018 (2)
Three-month LIBOR + 0.870% Floating Rate Guaranteed Notes due 2021	March 16, June 16, September 16, and December 16	December 17, 2018	September 17, 2018 (2)
3.723% Guaranteed Notes due 2028	May 28 and November 28	May 28, 2019	November 28, 2018
3.506% Guaranteed Notes due 2025	March 17 and September 17	March 18, 2019	September 17, 2018

(1)

This reflects the first date on which interest will be paid, including for those series of New Notes for which the first regularly scheduled Interest Payment Date would fall on a day that is not a Business Day.

(2)	Holders of New Notes will receive accrued interest from this date, notwithstanding the fact that a Record Date (as defined below) occurred prior to the issuance of the New Notes.

Optional Redemption of the New Notes	BP Capital America has the right to redeem the New Fixed Rate Notes listed in the immediately following table in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (x) 100% of the principal amount of the New Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes to be redeemed (in each case not including any portion of payments of interest accrued and unpaid to the redemption date) in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, plus in each case accrued and unpaid interest to the date of redemption.

Title of Series	Make-Whole Spread
2.750% Guaranteed Notes due 2023	20 bps
3.245% Guaranteed Notes due 2022	20 bps
4.742% Guaranteed Notes due 2021	20 bps
4.50% Guaranteed Notes due 2020	35 bps
2.521% Guaranteed Notes due 2020	15 bps
3.535% Guaranteed Notes due 2024	20 bps
3.994% Guaranteed Notes due 2023	20 bps
2.500% Guaranteed Notes due 2022	15 bps
3.561% Guaranteed Notes due 2021	20 bps
3.814% Guaranteed Notes due 2024	20 bps
3.062% Guaranteed Notes due 2022	20 bps
3.506% Guaranteed Notes due 2025	25 bps

BP Capital America has the right to redeem the New Fixed Rate Notes listed in the immediately following table in whole or in part, at any time and from time to time prior to the applicable par call date (as set forth in the table below, the “Par Call Date”), at a redemption price equal to the greater of (x) 100% of the principal amount of the New Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes to be redeemed, calculated as if the New Notes to be redeemed matured on the applicable Par Call Date, (in each case not including any portion of payments of interest accrued and unpaid to the redemption date) in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, plus in each case accrued and unpaid interest to the date of redemption.

Title of Series	Make-Whole Spread	Par Call Date
2.112% Guaranteed Notes due 2021	15 bps	August 16, 2021
2.520% Guaranteed Notes due 2022	12.5 bps	August 19, 2022
3.216% Guaranteed Notes due 2023	20 bps	September 28, 2023
3.224% Guaranteed Notes due 2024	20 bps	February 14, 2024
3.119% Guaranteed Notes due 2026	20 bps	February 4, 2026
3.017% Guaranteed Notes due 2027	20 bps	October 16, 2026
3.279% Guaranteed Notes due 2027	20 bps	June 19, 2027

3.588% Guaranteed Notes due 2027	20 bps	January 14, 2027
3.723% Guaranteed Notes due 2028	25 bps	August 28, 2028

On or after the applicable Par Call Date, BP Capital America has the right to redeem the New Fixed Rate Notes listed in the table above, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption.

See “Description of the New Notes and Guarantees—Optional Redemption of the New Notes” for further detail.

The New Floating Rate Notes may not be redeemed, except as described in “Description of the New Notes and Guarantees—Optional Tax Redemption of the New Notes.”

Guarantee	BP p.l.c. (the “Guarantor”) will fully and unconditionally guarantee (the “Guarantees”) the payment of the principal of and interest on the New Notes, including certain additional amounts which may be payable under the Guarantees, as described herein under “Description of the New Notes and Guarantees—Additional Amounts.” BP guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the New Notes, by declaration of acceleration, call for redemption or otherwise.

Denominations	We will issue the New Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing	We intend to list the New Notes on the NYSE within 30 days of the Settlement Date. There can be no assurance as to the development or liquidity of any market for the New Notes.

Form and Settlement	The New Notes will be issued only in registered, book-entry form. There will be global notes deposited with a common depositary for DTC for the New Notes.

Further Issues	We may from time to time, without notice to, or the consent of, the holders of any series of the New Notes, create and issue further notes with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the New Notes of the applicable series. These additional notes will be deemed part of the same series as the New Notes of the applicable series issued hereby and will provide the holders of these additional notes the right to vote together with holders of the New Notes of the applicable series issued hereby, provided that such additional notes will be issued with no more than de minimis original issue discount or will be part of a “qualified reopening” for U.S. federal income tax purposes.

Governing Law	The New Notes, the Guarantees and the New Indenture will be governed by the laws of the State of New York.

Trustee, Principal Paying Agent, Transfer Agent, Calculation Agent and Registrar	The trustee for the New Notes will be The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) (“Trustee”).

RISK FACTORS

Participation in the Exchange Offers involves a high degree of risk, including, but not limited to, the risks described below. In addition, you should carefully consider, among other things, the risks described in the documents incorporated by reference into this prospectus. The risks and uncertainties described below and in the foregoing documents are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the New Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks relating to BP’s business

You should read “Risk factors” in BP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, and “Principal risks and uncertainties” in BP’s Report on Form 6-K for the three months and six months ended June 30, 2018, filed on July 31, 2018, each of which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the New Notes

The New Notes are unsecured and your right to receive payments on the New Notes may be adversely affected by prior ranking claims.

The New Notes will be unsecured. If BP Capital America defaults on the New Notes or BP defaults on the Guarantees, or in the event of any bankruptcy, liquidation or reorganization of BP Capital America or BP, then, to the extent that BP Capital America or BP have granted security over their assets in respect of any of their obligations, the secured assets will be applied to satisfy those obligations before satisfaction of any payment obligations of BP Capital America or BP in respect of the New Notes or the Guarantees. There may only be limited assets available to make payments on the New Notes or the Guarantees in the event of an acceleration of the New Notes or any bankruptcy, liquidation or reorganization of BP Capital America or BP. If there is not enough collateral to satisfy all secured obligations, then any remaining amounts payable in respect of secured obligations would share equally with all unsubordinated unsecured obligations, including payment obligations in respect of the New Notes and the Guarantees.

BP Capital America and BP can incur significantly more debt in the future, and your rights may be inferior to the rights of holders of that debt.

BP Capital America and BP may each incur substantial additional indebtedness in the future, some or all of which may be secured by assets of BP Capital America, BP and/or their respective subsidiaries. The terms of the New Notes will not limit the amount of indebtedness the BP Group may incur. Any such incurrence of additional indebtedness could have significant effects on the future operations of BP Capital America and BP because of the potentially significant cash requirements to service that debt, which could limit funds available for operations and future business opportunities and increase the vulnerability of BP Capital America and BP to adverse general economic and industry conditions or lower oil and gas prices. Any such additional indebtedness would also generally exacerbate the other risks that holders of the New Notes now face.

In addition, the New Indenture does not restrict BP Capital America and BP from issuing debt securities in the future that provide holders with rights superior to the rights already granted, or that may be granted in the future, to holders of the New Notes. BP Capital America and BP may also incur indebtedness in the future under different instruments. All of this additional indebtedness incurred in the future under the New Indenture or otherwise may rank senior to the New Notes.

BP is a holding company, so its obligations as Guarantor are structurally subordinated to liabilities of its subsidiaries.

BP is organized as a holding company, and substantially all of its operations are carried out through subsidiaries. BP’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. No member of the BP Group (other than BP Capital America and BP) has any obligation, contingent or otherwise, to pay any amounts due under the New Notes or to make funds available to BP Capital America or BP to enable either of them to pay any amounts due under the New Notes or the guarantee. Moreover, BP’s subsidiaries and affiliated companies are not required, and may not be able, to pay dividends to BP. Claims of the creditors of BP’s subsidiaries have priority as to the assets of such subsidiaries over the claims of BP. Consequently, in the event of insolvency of BP, the claims of holders of the New Notes under the Guarantees would be structurally subordinated to the prior claims of the creditors of subsidiaries of BP. Moreover, subsidiaries of BP incorporated under the laws of England and Wales may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.

A ratings decline could adversely affect the value of the New Notes.

Each of the rating agencies that rate the debt of BP Capital America and BP has the ability to lower the ratings currently assigned to that debt as a result of its views about the BP Group’s current or future business, financial condition, results of operations or other matters. Any ratings decline could adversely affect the value of the New Notes.

In addition, the credit ratings ascribed to the BP Group and the New Notes are intended to reflect the ability of BP Capital America and BP to meet their respective repayment obligations in respect of the New Notes and the Guarantees, and may not reflect the potential impact of all risks related to the structure, the market, the BP Group and other factors on the value of the New Notes.

A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Uncertainty relating to the calculation of LIBOR and its potential discontinuance may materially adversely affect the value of the New Floating Rate Notes.

On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates the London Interbank Offered Rate (“LIBOR”), announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Notwithstanding the foregoing, it appears highly likely that LIBOR will be discontinued or modified by 2022.

At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR, or the establishment of alternative reference rates, may have on LIBOR or floating rate debt securities, including the New Floating Rate Notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to LIBOR, including the New Floating Rate Notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the New Floating Rate Notes to be materially different than expected.

Transactions in the debt securities may be subject to the European Union financial transaction tax, if introduced.

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (the “FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “Participating Member States”). Estonia has since announced, however, that it will not participate in the FTT.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the New Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in the New Notes where at least one party is a financial institution, and at least one party is established in a Participating Member State. A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a Participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a Participating Member State.

The FTT proposal remains subject to negotiation between the Participating Member States and the scope of any such tax is uncertain. The timing of further negotiations between the Participating Member States of the European Union and the implementation of the FTT is currently unclear. Additional EU member states may decide to participate and/or certain of the Participating Member States may decide to withdraw.

Prospective holders of the New Notes are advised to seek their own professional advice in relation to the FTT.

Risks Relating to the Exchange Offers

Our board of directors has not made a recommendation as to whether you should tender your Old Notes in exchange for New Notes in the Exchange Offers, and we have not obtained a third-party determination that the Exchange Offers are fair to holders of our Old Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for New Notes pursuant to the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of these Exchange Offers, or preparing a report or making any recommendation concerning the fairness of these Exchange Offers. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Old Notes must make their own independent decisions regarding their participation in the Exchange Offers.

Upon consummation of the Exchange Offers, holders who exchange Old Notes will lose their rights under such Old Notes.

If you tender Old Notes and your Old Notes are accepted for exchange pursuant to the Exchange Offers, you will lose all of your rights as a holder of the exchanged Old Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Old Notes. See “—Risks Relating to the New Notes” above for more information.

A U.S. holder will generally recognize gain or loss on the exchange of Old Notes for New Notes.

Although the matter is not free from doubt, any exchange of Old Notes for New Notes pursuant to the Exchange Offers should constitute a significant modification of the terms of the Old Notes and therefore be treated as a taxable disposition of the Old Notes in exchange for the New Notes for U.S. federal income tax purposes. If treated as such, a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders”) that tenders the Old Notes in exchange for the New Notes will generally recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers.”

The outstanding aggregate principal amount of any series of Old Notes after the Exchange Offers may be significantly reduced, the liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the Exchange Offers, and holders of Old Notes who fail to participate in the Exchange Offers may find it more difficult to sell their Old Notes after the Exchange Offers are completed.

To the extent that Old Notes are tendered and accepted for exchange pursuant to the Exchange Offers, the trading markets for the remaining Old Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount, or “float,” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the remaining Old Notes may be adversely affected. The reduced float may also make the trading prices of the remaining Old Notes more volatile.

Some of the Old Notes you tender may not be exchanged.

If acceptance of all validly tendered Old Notes of a particular series (together with all accepted Old Notes with a greater acceptance priority to such series) would cause us to accept a principal amount of Old Notes greater than the Maximum Amount, then the Maximum Amount Condition will not be satisfied with respect to such series of Old Notes and the Exchange Offers will be oversubscribed. It is possible that any series of Old Notes with Acceptance Priority Level 10 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange. Additionally, no series of Old Fixed Rate Notes will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Fixed Rate Notes is greater than or equal to the applicable Minimum New Notes Size. See “The Exchange Offers—Terms of the Exchange Offers”, “The Exchange Offers—Maximum Amount; Acceptance Priority Levels” and “The Exchange Offers—Conditions to the Exchange Offers.”

We reserve the right to increase or decrease the Maximum Amount.

Subject to applicable law, we reserve the right, but are not obligated, to increase or decrease the Maximum Amount in our sole and absolute discretion. We will promptly announce any increase or decrease in the Maximum Amount by a press release. As discussed under “The Exchange Offers—Extensions; Amendments; Waiver; Termination”, in the event of any such change, we may choose to, or be obliged by applicable law to, extend one or more of the Early Participation Deadline or Expiration Time. If we increase the Maximum Amount after the Early Participation Deadline and do not extend the Early Participation Deadline, and you wish to participate in the Exchange Offers after the Early Participation Deadline, you will not receive the Total Consideration.

The Exchange Offers may be cancelled or delayed.

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Conditions to the Exchange Offers”, including, among other things, the Minimum Size Condition and the Maximum Amount Condition (see “—Some of the Old Notes you tender may not be exchanged.”) and that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective. If the conditions are not satisfied then one or more of the Exchange Offers may be cancelled. We may, however, at our option and in our sole discretion, subject to applicable law and as described under “The Exchange Offers—Extensions; Amendments; Waiver; Termination”, waive any such conditions to any of the Exchange Offers, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their New Notes and the cash consideration during which time those holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange.

You may not receive New Notes in the Exchange Offers if the applicable procedures for the Exchange Offers are not followed.

We will issue the New Notes in exchange for your Old Notes only if you tender your Old Notes and deliver properly completed documentation for the applicable Exchange Offer. For any Exchange Offer relating to Old Notes, you must electronically transmit your acceptance through DTC’s ATOP and deliver any other required documents to the Exchange Agent before expiration of the Exchange Offers. There will be no letter of transmittal for this offer. See “The Exchange Offers—Procedures for Tendering Old Notes” for a description of the procedures to be followed to tender your Old Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of the Issuer, the Exchange Agent, the Information Agent, the Dealer Managers or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Old Notes for exchange.

If you tender your Old Notes after the Early Participation Deadline, and your Old Notes are accepted for exchange, you will only receive the Exchange Consideration.

Holders who validly tender their Old Notes after the Early Participation Deadline and whose Old Notes are accepted for exchange will only receive the Exchange Consideration, and will not receive the Early Participation Premium of $30 principal amount of New Notes for each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn.

Failure to complete any of the Exchange Offers successfully could negatively affect the prices of the applicable Old Notes.

Several conditions must be satisfied or waived in order to complete each of the Exchange Offers. The conditions to the Exchange Offers may not be satisfied, and if not satisfied or waived (subject to applicable law, to the extent that the conditions may be waived, see “The Exchange Offers—Extensions; Amendments; Waiver; Termination”) the Exchange Offers may not occur or may be delayed. If the Exchange Offers are not completed or are delayed, the respective market prices of any or all of the series of Old Notes may decline to the extent that the respective current market prices reflect an assumption that the Exchange Offers have been or will be completed.

We may repurchase any Old Notes that are not tendered in the Exchange Offers on terms that are more favorable to the holders of the Old Notes than the terms of the Exchange Offers.

We or our affiliates may, to the extent permitted by applicable law, after the Expiration Time of the Exchange Offers, acquire Old Notes that are not tendered and accepted in the Exchange Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine, which with respect to the Old Notes may be more or less favorable to holders than the terms of the Exchange Offers. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

USE OF PROCEEDS

We will not receive any proceeds from the exchanges of the New Notes for the Old Notes pursuant to the Exchange Offers. In exchange for issuing the New Notes and paying the cash consideration, we will receive the tendered Old Notes. The Old Notes surrendered in connection with the Exchange Offers will be retired and cancelled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

BP is conducting the Exchange Offers to efficiently migrate Old Notes from BP Capital U.K. to BP Capital America in order to optimize the BP Group’s capital structure and align revenue generation to indebtedness. This follows recent efforts by BP to issue U.S. debt from BP Capital America, as demonstrated by BP’s most recent U.S. issuance activity.

The following diagram illustrates in simplified terms the structure of the BP Group, including BP Capital America and BP Capital U.K.

[1]	The remaining 0.00008% interest in BP Capital Markets p.lc. is held by a wholly-owned subsidiary of BP p.l.c.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus, we are offering to exchange the series of notes issued by BP Capital U.K. (the “Old Notes”) set forth in the table below for the applicable series of new notes to be issued by BP Capital America and fully and unconditionally guaranteed by BP (the “New Notes”) set forth in the table below, in the manner and amounts described herein (the “Exchange Offers” and each, an “Exchange Offer”), with the maximum combined aggregate principal amount of Old Notes that we can accept being a combined aggregate principal amount equal to $10,600,000,000 (the “Maximum Amount”). The series of Old Notes that will be accepted for exchange will be determined in accordance with the Acceptance Priority Levels mechanism (described below under “—Maximum Amount; Acceptance Priority Levels”), subject to the Minimum Size Condition and the Maximum Amount Condition (described below under “—Conditions to the Exchange Offers”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level. It is possible that any series of Old Notes with Acceptance Priority Level 10 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange. If any series of Old Notes is accepted for exchange, all Old

Notes of that series that are validly tendered and not validly withdrawn will be accepted for exchange. As a result, no series of Old Notes accepted for exchange will be prorated.

In the Exchange Offers, we are offering in exchange for a holder’s outstanding Old Notes the following New Notes:

Aggregate Principal Amount ($MM)	Title of Series of Notes Issued by BP Capital U.K. to be Exchanged	Acceptance Priority Level	Title of Series of Notes to be Issued by BP Capital America	Interest Payment Dates for Both Old Notes and New Notes
$850	3.588% Guaranteed Notes due 2027	1	3.588% Guaranteed Notes due 2027	April 14 and October 14
$1,000	3.017% Guaranteed Notes due 2027	2	3.017% Guaranteed Notes due 2027	January 16 and July 16
$1,250	3.119% Guaranteed Notes due 2026	3	3.119% Guaranteed Notes due 2026	May 4 and November 4
$1,000	3.224% Guaranteed Notes due 2024	4	3.224% Guaranteed Notes due 2024	April 14 and October 14
$1,200	3.216% Guaranteed Notes due 2023	5	3.216% Guaranteed Notes due 2023	May 28 and November 28
$1,500	2.750% Guaranteed Notes due 2023	6	2.750% Guaranteed Notes due 2023	May 10 and November 10
$700	2.520% Guaranteed Notes due 2022	7	2.520% Guaranteed Notes due 2022	March 19 and September 19
$1,750	3.245% Guaranteed Notes due 2022	8	3.245% Guaranteed Notes due 2022	May 6 and November 6
$750	2.112% Guaranteed Notes due 2021	9	2.112% Guaranteed Notes due 2021	March 16 and September 16
$1,400	4.742% Guaranteed Notes due 2021	10	4.742% Guaranteed Notes due 2021	March 11 and September 11
$1,500	4.50% Guaranteed Notes due 2020	11	4.50% Guaranteed Notes due 2020	April 1 and October 1
$1,250	2.521% Guaranteed Notes due 2020	12	2.521% Guaranteed Notes due 2020	January 15 and July 15
$1,500	3.279% Guaranteed Notes due 2027	13	3.279% Guaranteed Notes due 2027	March 19 and September 19
$750	3.535% Guaranteed Notes due 2024	14	3.535% Guaranteed Notes due 2024	May 4 and November 4
$750	3.994% Guaranteed Notes due 2023	15	3.994% Guaranteed Notes due 2023	March 26 and September 26
$1,000	2.500% Guaranteed Notes due 2022	16	2.500% Guaranteed Notes due 2022	May 6 and November 6
$1,000	3.561% Guaranteed Notes due 2021	17	3.561% Guaranteed Notes due 2021	May 1 and November 1
$1,250	3.814% Guaranteed Notes due 2024	18	3.814% Guaranteed Notes due 2024	February 10 and August 10
$1,000	3.062% Guaranteed Notes due 2022	19	3.062% Guaranteed Notes due 2022	March 17 and September 17
$300	Floating Rate Guaranteed Notes due 2022	20	Floating Rate Guaranteed Notes due 2022	March 19, June 19, September 19 and December 19
$250	Floating Rate Guaranteed Notes due 2021	21	Floating Rate Guaranteed Notes due 2021	March 16, June 16, September 16, and December 16
$800	3.723% Guaranteed Notes due 2028	22	3.723% Guaranteed Notes due 2028	May 28 and November 28
$1,000	3.506% Guaranteed Notes due 2025	23	3.506% Guaranteed Notes due 2025	March 17 and September 17

Specifically, (i) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Deadline, and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive $1,000 principal amount of New Notes and a cash amount of $1 (such cash amount, the “Cash Component” and, together with the New Notes, the “Total Consideration”) and (ii) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Deadline but prior to the Expiration Time and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive only the “Exchange Consideration”, which is equal to the Total Consideration less the Early Participation Premium (as defined below) and so consists of $970 principal amount of New Notes and the Cash Component, in each case, subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition (each as defined below).

The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of New Notes.

We reserve the right, but are not obligated, to increase or decrease the Maximum Amount in our sole discretion (see “—Extensions; Amendments; Waiver; Termination” below). The Exchange Offers are conditioned upon certain conditions (as described herein and below under “—Conditions to the Exchange Offers”), including the applicable Minimum Size Condition and the Maximum Amount Condition. We expressly reserve the right, in our sole and absolute discretion, subject to applicable law and as described under “—Extensions; Amendments; Waiver; Termination” below, to waive any condition to any of the Exchange Offers, (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC), or to terminate the Exchange Offer in respect of any series of Old Notes if the conditions described under “—Conditions to the Exchange Offers” are not satisfied or waived by the Expiration Time. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Time.

The New Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the New Notes and Guarantees—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable Exchange Offer an amount of New Notes below the applicable minimum denomination. If the Issuer would be required to issue a New Note in a denomination other than $1,000 or a whole multiple of $1,000 above such minimum denomination, the Issuer will, in lieu of such issuance:

•	issue a New Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and

•

pay a cash amount equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Note actually issued in accordance with this paragraph; plus accrued and unpaid interest on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the Exchange Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will BP be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The interest rate, interest payment dates, optional redemption prices and maturity of each series of New Notes to be issued by the Issuer in the Exchange Offers will be the same as those of the corresponding series of Old Notes to be exchanged. The New Notes received in exchange for the tendered Old Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Old Notes; provided, that interest will only accrue with respect to the aggregate principal amount of New Notes you receive, which will be less than the principal amount of Old Notes you tendered for exchange in the event that your Old Notes are tendered and accepted after the Early Participation Deadline. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Old Notes you exchange at the time of the exchange.

Each series of New Notes is a new series of debt securities that will be issued under the New Indenture. The terms of the New Notes will include those expressly set forth in such notes, the New Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

From time to time before or after the Expiration Time, we or our affiliates may acquire any Old Notes that are not tendered and accepted in the Exchange Offers or any New Notes issued in the Exchange Offers through privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine (or as may be provided for in the Indenture governing the Old Notes and the New Notes), which with respect to the Old Notes may be more or less than the consideration to be received by participating holders in the Exchange Offers and, in either case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

Maximum Amount; Acceptance Priority Levels

We may increase or decrease the Maximum Amount in our sole discretion. Please see “—Extensions; Amendments; Waiver; Termination” below for more information.

Acceptance Priority Levels

The aggregate principal amount of Old Notes that are accepted for exchange in the Exchange Offers will be based on the order of acceptance priority for such series set forth in the table below (such order, the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest and Acceptance Priority Level 23 being the lowest, subject to the Minimum Size Condition and the Maximum Amount Condition (described below under “—Conditions to the Exchange Offers”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level.

It is possible that any series of Old Notes with Acceptance Priority Level 10 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange. For example, if all holders of Old Notes in Acceptance Priority Levels 1 through 23 validly tender and do not validly withdraw such Old Notes, each series of Old Notes would be treated as set forth in the following table:

Acceptance Priority Level	Title of Security	Principal Amount Outstanding ($MM)	Treatment of Series	Principal Amount of Series Accepted ($MM)	Cumulative Amount Accepted ($MM)
1	3.588% Guaranteed Notes due 2027	$850	(A)	$850	$850
2	3.017% Guaranteed Notes due 2027	$1,000	(A)	$1,000	$1,850
3	3.119% Guaranteed Notes due 2026	$1,250	(A)	$1,250	$3,100
4	3.224% Guaranteed Notes due 2024	$1,000	(A)	$1,000	$4,100
5	3.216% Guaranteed Notes due 2023	$1,200	(A)	$1,200	$5,300
6	2.750% Guaranteed Notes due 2023	$1,500	(A)	$1,500	$6,800
7	2.520% Guaranteed Notes due 2022	$700	(A)	$700	$7,500
8	3.245% Guaranteed Notes due 2022	$1,750	(A)	$1,750	$9,250
9	2.112% Guaranteed Notes due 2021	$750	(A)	$750	$10,000
10	4.742% Guaranteed Notes due 2021	$1,400	(B)	$0	$10,000
11	4.50% Guaranteed Notes due 2020	$1,500	(B)	$0	$10,000
12	2.521% Guaranteed Notes due 2020	$1,250	(B)	$0	$10,000
13	3.279% Guaranteed Notes due 2027	$1,500	(B)	$0	$10,000
14	3.535% Guaranteed Notes due 2024	$750	(B)	$0	$10,000
15	3.994% Guaranteed Notes due 2023	$750	(B)	$0	$10,000
16	2.500% Guaranteed Notes due 2022	$1,000	(B)	$0	$10,000
17	3.561% Guaranteed Notes due 2021	$1,000	(B)	$0	$10,000
18	3.814% Guaranteed Notes due 2024	$1,250	(B)	$0	$10,000
19	3.062% Guaranteed Notes due 2022	$1,000	(B)	$0	$10,000
20	Floating Rate Guaranteed Notes due 2022	$300	(A)	$300	$10,300
21	Floating Rate Guaranteed Notes due 2021	$250	(A)	$250	$10,550
22	3.723% Guaranteed Notes due 2028	$800	(B)	$0	$10,550
23	3.506% Guaranteed Notes due 2025	$1,000	(C)	$0	$10,550

(A)

The Minimum Size Condition and the Maximum Amount Condition are satisfied with respect to this series of Old Notes. All Old Notes of this series which are validly tendered and not validly withdrawn will be accepted for exchange.

(B)

The Minimum Size Condition is satisfied but the Maximum Amount Condition is not satisfied. This series will not be accepted for exchange and the next series of Old Notes, by Acceptance Priority Level, will be considered for exchange.

(C)	The Minimum Size Condition is satisfied but the Maximum Amount Condition is not satisfied. There is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange.

As of the date of this prospectus, the aggregate principal amounts of the Old Notes outstanding are as set forth in the table above.

Early Participation Deadline; Expiration Time

The “Early Participation Deadline” is 5:00 p.m., New York City time, on November 28, 2018, unless extended, in which case the Early Participation Deadline will be such time and date to which the Early Participation Deadline is extended. The “Expiration Time” is 11:59 p.m., New York City time, on December 12, 2018, unless extended, in which case the Expiration Time will be such time and date to which the Expiration Time is extended.

We may extend the Early Participation Deadline and the Expiration Time for any reason, subject to applicable law, as further described in “—Extensions; Amendments; Waiver; Termination” below.

Settlement Date

If, as of the Expiration Time, all conditions have been or are concurrently satisfied (including that the registration statement of which this prospectus forms a part has been declared effective) or, where permitted, waived by us, the Issuer will issue New Notes in book-entry form and pay the cash consideration in connection with the Exchange Offers promptly on the “Settlement Date” (which is expected to be the second business day immediately following the Expiration Time), in exchange for all Old Notes validly tendered and accepted in accordance with the Acceptance Priority Levels, the Minimum Size Condition and the Maximum Amount Condition prior to the Expiration Time, other than any Old Notes validly withdrawn prior to the Expiration Time.

We will be deemed to have accepted validly tendered Old Notes, subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition, if and when we have given oral or written notice thereof to the Exchange Agent. Subject to the terms and conditions of the Exchange Offers, delivery of New Notes and payment of the cash consideration in connection with the exchange of Old Notes accepted by us will be made by the Exchange Agent on the Settlement Date upon receipt of such notice. The Exchange Agent will act as agent for participating holders of the Old Notes for the purpose of Old Notes from, and transmitting New Notes and the cash consideration to, such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Old Notes are validly withdrawn prior to the Expiration Time of the Exchange Offers, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the Exchange Offers.

Conditions to the Exchange Offers

Notwithstanding any other provision of this prospectus, the consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions:

(a)

no Old Fixed Rate Notes of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Fixed Rate Notes is greater than or equal to the applicable minimum new notes size detailed in the table below (the “Minimum New Notes Size” and, such condition, the “Minimum Size Condition”); and

Title of Series of Notes to be Issued by BP Capital America	Minimum New Notes Size ($MM)
3.588% Guaranteed Notes due 2027	$400
3.017% Guaranteed Notes due 2027	$500
3.119% Guaranteed Notes due 2026	$500
3.224% Guaranteed Notes due 2024	$500
3.216% Guaranteed Notes due 2023	$500
2.750% Guaranteed Notes due 2023	$750
2.520% Guaranteed Notes due 2022	$350
3.245% Guaranteed Notes due 2022	$750

2.112% Guaranteed Notes due 2021	$350
4.742% Guaranteed Notes due 2021	$500
4.50% Guaranteed Notes due 2020	$750
2.521% Guaranteed Notes due 2020	$500
3.279% Guaranteed Notes due 2027	$750
3.535% Guaranteed Notes due 2024	$350
3.994% Guaranteed Notes due 2023	$350
2.500% Guaranteed Notes due 2022	$500
3.561% Guaranteed Notes due 2021	$500
3.814% Guaranteed Notes due 2024	$500
3.062% Guaranteed Notes due 2022	$500
3.723% Guaranteed Notes due 2028	$400
3.506% Guaranteed Notes due 2025	$500

(b)

no Old Notes of a given series will be accepted for exchange unless the Maximum Amount is greater than or equal to the sum of (i) the aggregate principal amount of such series of Old Notes validly tendered and not validly withdrawn and (ii) the aggregate principal amount of all series of Old Notes having a higher Acceptance Priority Level which have been accepted for exchange (the “Maximum Amount Condition”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level.

In addition, notwithstanding any other provision of this prospectus, the consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions:

(i)	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC;

(ii)

there shall not be threatened, instituted or pending any action or proceeding before, and no injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1)	seeking to restrain or prohibit the making or consummation of such Exchange Offer or assessing or seeking any damages as a result thereof, or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes pursuant to such Exchange Offer,

and no statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to such Exchange Offer by any government or governmental authority, domestic or foreign, and no action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above;

(iii)	there shall not have occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

(2)	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by such Exchange Offer,

(3)

a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States,

or, in the case of any of the foregoing existing at the time of the commencement of such Exchange Offer, a material acceleration or worsening thereof; and

(iv)

no change (or development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, and we have not become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the applicable Old Notes or the New Notes; and

All conditions to the Exchange Offers, including those enumerated in paragraph (c) above, must be satisfied or, where permitted, waived (as described below under “—Extensions; Amendments; Waiver; Termination”), at or by the Expiration Time.

Extensions; Amendments; Waiver; Termination

We may extend the Early Participation Deadline and the Expiration Time for any reason, subject to applicable law. We will extend the Exchange Offers as required by applicable law, subject to our right to terminate one, some or all of the Exchange Offers under applicable law. To extend the Early Participation Deadline or the Expiration Time, we will notify the Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Early Participation Deadline or Expiration Time, as applicable. Such announcement will state that we are extending the Early Participation Deadline or the Expiration Time, as the case may be, for a specified period or on a daily basis. During any such extension, all Old Notes previously tendered in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us.

The conditions described above under “—Conditions to the Exchange Offers” are for our sole benefit and, subject to applicable law, may be waived by us, in whole or in part in our sole discretion, except that we may not waive the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Old Notes to challenge such determination in a court of competent jurisdiction.

If any of the conditions described above under “—Conditions to the Exchange Offers” is not satisfied at or prior to the Expiration Time, we may, at any time before the consummation of the Exchange Offers:

(1)

terminate any one or more of the Exchange Offers and promptly return all tendered Old Notes to the holders thereof (whether or not we terminate the other Exchange Offers) in accordance with applicable law;

(2)

modify, extend or otherwise amend any one or more of the Exchange Offers and retain all tendered Old Notes until the Expiration Time of the Exchange Offers, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders”); or

(3)

waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the Exchange Offers and accept all Old Notes tendered and not previously validly withdrawn with respect to any or all series of Old Notes.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the Exchange Offers for each series of Old Notes to:

(1)	delay accepting any validly tendered Old Notes,

(2)	to extend one, some or all of the Exchange Offers, or

(3)

amend, modify or waive at any time, or from time to time, the terms of the Exchange Offers in any respect, including waiver of any conditions to consummation of the Exchange Offers in whole or in part.

Subject to the qualifications described above, if we exercise any such right, we will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the Exchange Offers, or waiver of any condition to any of the Exchange Offers, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the Exchange Offers will remain open following material changes in the terms of the Exchange Offers or in the information concerning the Exchange Offers will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

We expressly reserve the right to increase or decrease the Maximum Amount in respect of the Exchange Offers, as described in “—Terms of the Exchange Offers” above. In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Old Notes sought, the relevant Exchange Offers will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Old Notes.

If the terms of the Exchange Offers are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment, and will extend the relevant Exchange Offers, or if the Expiration Time has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Old Notes, if the Exchange Offers would otherwise expire during such time period.

Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offers, and we reserve the right to terminate, withdraw, amend or waive any condition to each Exchange Offer independently of the other Exchange Offers at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Old Note by a noteholder that is not validly withdrawn will constitute a binding agreement between that holder and the Issuer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the Exchange Offers by a tendering holder of Old Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters’ Rights

Holders of Old Notes do not have any appraisal rights or dissenters’ rights under New York law or under the terms of the Old Notes in connection with the Exchange Offers.

Procedures for Tendering Old Notes

If you hold Old Notes and wish to have those notes exchanged for New Notes and the cash consideration, you must validly tender (or cause the valid tender of) your Old Notes using the procedures described in this prospectus.

The procedures by which you may tender or cause to be tendered Old Notes will depend upon the manner in which you hold the Old Notes, as described below.

Old Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Old Notes at DTC for purposes of the Exchange Offers.

Old Notes may be tendered and accepted for payment only in principal amounts equal to the minimum authorized denomination for the respective series of Old Notes and any integral multiple of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old

Notes must continue to hold Old Notes in at least the minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

Any DTC participant may tender Old Notes by effecting a book-entry transfer of the Old Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC and electronically transmitting its acceptance of the Exchange Offers through DTC’s ATOP procedures for transfer before the Expiration Time of the Exchange Offers. There will be no letter of transmittal for this offer.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the Exchange Offers (as set forth in this prospectus) and that BP may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Time of the Exchange Offers.

The agent’s message and any other required documents must be transmitted to and received by the Exchange Agent prior to the Expiration Time at the address set forth on the back cover of this prospectus. Delivery of these documents to DTC does not constitute delivery to the Exchange Agent.

Old Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Old Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Old Notes—Old Notes Held with DTC by a DTC Participant”. However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offers. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Early Participation Deadline or the Expiration Time in order for such entity to tender Old Notes on your behalf on or prior to the Early Participation Deadline or the Expiration Time in accordance with the terms of the Exchange Offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offers under the terms of this prospectus. Tendering holders must tender their Old Notes in accordance with the procedures set forth above.

Withdrawal of Tenders

Tenders of Old Notes in connection with any Exchange Offer may be withdrawn at any time prior to the Expiration Time of the particular Exchange Offer. Tenders of Old Notes may not be withdrawn at any time thereafter.

Beneficial owners desiring to withdraw Old Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, prior to the Expiration Time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of Old Notes subject to the notice and the principal amount of each series of Old Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

For a withdrawal to be effective for Euroclear or Clearstream Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from Euroclear or Clearstream Luxembourg. Any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream Luxembourg and otherwise comply with the procedures of Euroclear or Clearstream Luxembourg as applicable.

Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offers. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Time.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in the Exchange Offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Old Notes in the Exchange Offers, and our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties. None of the BP Group (including the Issuer), the Exchange Agent, the Information Agent, the Dealer Managers or the Trustee, or any other person, will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Notes received by the Exchange Agent in connection with any Exchange Offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the participant who delivered such Old Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant, in either case promptly after the Expiration Time of the applicable Exchange Offer or the withdrawal or termination of the applicable Exchange Offer.

We may also in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent Exchange Offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these Exchange Offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to us in the Exchange Offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If the tendering holder does not provide us with satisfactory evidence of payment of or exemption from those transfer taxes, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the Exchange Agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the Exchange Offers. To avoid such backup withholding, each tendering holder of Old Notes must timely provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the Exchange Agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the Exchange Agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the Exchange Agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to Old Notes exchanged pursuant to the Exchange Offers may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the Exchange Agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

BP reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the Exchange Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus. We will pay the Exchange Agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

D.F. King & Co., Inc. has also been appointed as the Information Agent for the Exchange Offers, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the Information Agent at the address and telephone number set forth on the back cover of this prospectus. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

Dealer Managers

We have retained Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC to act as the Dealer Managers in connection with the Exchange Offers. We will pay the Dealer Managers a customary fee as compensation for their services. We will pay the fees and expenses relating to the Exchange Offers. The obligation of the Dealer Managers to perform their functions is subject to various conditions. We have agreed to indemnify the Dealer Managers, and the Dealer Managers have agreed to indemnify us, against various liabilities, including various liabilities under the federal securities laws. The Dealer Managers may contact holders of Old Notes by mail, telephone, facsimile transmission, or personal interviews, and otherwise may request broker-dealers and the other nominee holders to forward materials relating to the Exchange Offers to beneficial holders. Questions regarding the terms of the Exchange Offers may be directed to the Dealer Managers at the addresses and telephone numbers listed on the back cover of this prospectus. At any given time, the Dealer Managers may trade the Old Notes or other securities of the BP Group for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the Old Notes. The Dealer Managers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Other Fees and Expenses

The expenses of soliciting tenders with respect to the Old Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the Dealer Managers, as well as by officers and other employees of the BP Group and its affiliates.

Tendering holders of Old Notes will not be required to pay any fee or commission to the Dealer Managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE NEW NOTES AND THE OLD NOTES

The following is a summary comparison of certain terms of the New Notes and the Old Notes that differ. The terms of the New Notes to be issued in the Exchange Offers are identical in all material respects to the Old Notes, with minor exceptions. The New Notes will have the same financial terms and covenants as the Old Notes, and are subject to the same business and financial risks. The Old Notes are, and each series of the New Notes will be, fully and unconditionally guaranteed by BP. The Old Notes were issued pursuant to supplemental indentures to an indenture, dated March 8, 2002, among BP Capital U.K., the Guarantor and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”) (such indenture, as supplemented, the “Old Indenture”). The New Notes will be issued pursuant to a supplemental indenture to an indenture, dated June 4, 2003, among the Issuer, the Guarantor and the Trustee (such indenture, as will be supplemented, the “New Indenture” and together with the Old Indenture, the “Indentures”).

This summary does not purport to be complete and is qualified in its entirety by reference to the Indentures. Copies of the Indentures, including the relevant supplements thereto, are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the Information Agent upon request.

Other terms used in the comparison of the New Notes and the Old Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the Indentures, as applicable. Article and section references in the descriptions of the notes below are references to the applicable Indentures under which the notes were or will be issued.

Additional Amounts

Pursuant to Section 1010 of the Old Indenture, holders of the Old Notes are entitled to payment of additional amounts by BP Capital U.K. and the Guarantor in certain situations as a result of changes in U.K. tax withholding or deduction requirements. Pursuant to Section 1010 of the New Indenture, holders of the New Notes will only be entitled to payment of additional amounts by the Guarantor, as described under “Description of the New Notes and Guarantees—Additional Amounts.” The Issuer is under no obligation to pay additional amounts to holders of the New Notes.

Optional Tax Redemption

Pursuant to Section 1108 of the Old Indenture, BP has the option to redeem Old Notes if, as a result of changes in U.K. tax withholding or deduction requirements, BP Capital U.K. or the Guarantor would be required to pay additional amounts. Pursuant to Section 1108 of the New Indenture, BP will have the option to redeem New Notes only if, as a result of changes in U.K. tax withholding or deduction requirements, the Guarantor would be required to pay additional amounts, as described under “Description of the New Notes and Guarantees—Optional Tax Redemption of the New Notes.” As the Issuer of the New Notes is under no obligation to pay additional amounts, this provision will not apply to the Issuer of the New Notes.

DESCRIPTION OF THE NEW NOTES AND GUARANTEES

For purposes of this section “Description of the New Notes and Guarantees,” the terms “we,” “us,” and “our” shall refer to BP and BP Capital America, and not any of our other subsidiaries. “Holders” shall refer to holders of the New Notes. The terms of the New Notes will include those stated in the New Indenture and those made part of the New Indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the New Indenture and the New Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the New Indenture in its entirety. See “Where You Can Find More Information.” All capitalized terms used but not defined herein are as defined in the Indentures, as applicable.

General

The New Notes will be issued by BP Capital America Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by BP p.l.c. (the “Guarantor”). Other than the identity of the Issuer, the terms of each series of the New Notes will be identical in all material respects to the corresponding series of Old Notes, with minor exceptions as discussed in “Description of Differences Between the New Notes and the Old Notes.” Application will be made to list each series of New Notes on the New York Stock Exchange. There can be no assurance that any series of New Notes will be listed.

Each series of the New Notes will be issued under a supplemental indenture to the indenture, dated June 4, 2003, among the Issuer, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee, principal paying agent, transfer agent and registrar (the “Trustee”) (such indenture, as will be supplemented, the “New Indenture”). This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the New Notes and the New Indenture, including the definitions of certain terms contained therein. We include references in parentheses to some sections of the New Indenture. Whenever we refer to particular sections or defined terms of the New Indenture in this prospectus, those sections or defined terms are incorporated by reference herein. The New Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The New Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The New Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The New Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The New Notes do not provide for any sinking fund. The New Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

For purposes of the New Notes, “Business Day” means any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

The New Notes offered by this registration statement will have the respective maturity dates, interest rates and interest payment dates as specified in the table below.

A	B	C	D	E	F
Title of Series	Interest Rate	Maturity Date	Interest Accrues From	Interest Payment Dates	First Interest Payment Date (1)
3.588% Guaranteed Notes due 2027	3.588%	April 14, 2027	October 14, 2018	April 14 and October 14	April 15, 2019
3.017% Guaranteed Notes due 2027	3.017%	January 16, 2027	July 16, 2018	January 16 and July 16	January 16, 2019
3.119% Guaranteed Notes due 2026	3.119%	May 4, 2026	November 4, 2018	May 4 and November 4	May 6, 2019
3.224% Guaranteed Notes due 2024	3.224%	April 14, 2024	October 14, 2018	April 14 and October 14	April 15, 2019
3.216% Guaranteed Notes due 2023	3.216%	November 28, 2023	November 28, 2018	May 28 and November 28	May 28, 2019
2.750% Guaranteed Notes due 2023	2.750%	May 10, 2023	November 10, 2018	May 10 and November 10	May 10, 2019
2.520% Guaranteed Notes due 2022	2.520%	September 19, 2022	September 19, 2018	March 19 and September 19	March 19, 2019

A	B	C	D	E	F
Title of Series	Interest Rate	Maturity Date	Interest Accrues From	Interest Payment Dates	First Interest Payment Date (1)
3.245% Guaranteed Notes due 2022	3.245%	May 6, 2022	November 6, 2018	May 6 and November 6	May 6, 2019
2.112% Guaranteed Notes due 2021	2.112%	September 16, 2021	September 16, 2018	March 16 and September 16	March 18, 2019
4.742% Guaranteed Notes due 2021	4.742%	March 11, 2021	September 11, 2018	March 11 and September 11	March 11, 2019
4.50% Guaranteed Notes due 2020	4.50%	October 1, 2020	October 1, 2018	April 1 and October 1	April 1, 2019
2.521% Guaranteed Notes due 2020	2.521%	January 15, 2020	July 15, 2018	January 15 and July 15	January 15, 2019
3.279% Guaranteed Notes due 2027	3.279%	September 19, 2027	September 19, 2018	March 19 and September 19	March 19, 2019
3.535% Guaranteed Notes due 2024	3.535%	November 4, 2024	November 4, 2018	May 4 and November 4	May 6, 2019
3.994% Guaranteed Notes due 2023	3.994%	September 26, 2023	September 26, 2018	March 26 and September 26	March 26, 2019
2.500% Guaranteed Notes due 2022	2.500%	November 6, 2022	November 6, 2018	May 6 and November 6	May 6, 2019
3.561% Guaranteed Notes due 2021	3.561%	November 1, 2021	November 1, 2018	May 1 and November 1	May 1, 2019
3.814% Guaranteed Notes due 2024	3.814%	February 10, 2024	August 10, 2018	February 10 and August 10	February 11, 2019
3.062% Guaranteed Notes due 2022	3.062%	March 17, 2022	September 17, 2018	March 17 and September 17	March 18, 2019
Floating Rate Guaranteed Notes due 2022	3-month LIBOR + 0.650%	September 19, 2022	September 19, 2018(2)	March 19, June 19, September 19 and December 19	December 19, 2018
Floating Rate Guaranteed Notes due 2021	3-month LIBOR + 0.870%	September 16, 2021	September 17, 2018(2)	March 16, June 16, September 16, and December 16	December 17, 2018
3.723% Guaranteed Notes due 2028	3.723%	November 28, 2028	November 28, 2018	May 28 and November 28	May 28, 2019
3.506% Guaranteed Notes due 2025	3.506%	March 17, 2025	September 17, 2018	March 17 and September 17	March 18, 2019

(1)

This reflects the first date on which interest will be paid, including for those series of New Notes for which the first regularly scheduled Interest Payment Date would fall on a day that is not a Business Day.

(2)	Holders of New Notes will receive accrued interest from this date, notwithstanding the fact that a Record Date (as defined below) occurred prior to the issuance of the New Notes.

Interest on the New Fixed Rate Notes

Interest on the New Fixed Rate Notes will accrue from the applicable date set forth in column D of the table above and will payable semi-annually on the applicable interest payment dates set forth in column E of the table above (the “Interest Payment Dates”), commencing on the applicable date set forth in column F of the table above until the principal of such New Fixed Rate Notes is paid or made available for payment. Interest on the New Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the New Fixed Rate Notes will be paid to the persons in whose names the New Fixed Rate Notes are registered at the close of business on the applicable Record Date, as defined below. If any payment is due on any New Fixed Rate Note on a day that is not a Business Day, it will be made on the next following Business Day, provided that no interest will accrue on the payment so deferred.

A “Business Day” for these purposes is any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

The “Record Dates” for the New Fixed Rate Notes, with the exception of the 4.50% Guaranteed Notes due 2020, will be the 15th calendar day immediately preceding the applicable interest payment date, whether or not such day is a Business Day. The Record Dates for the 4.50% Guaranteed Notes due 2020 will be March 17 and September 16 in each year, whether or not such date is a Business Day.

Interest on the New Floating Rate Notes

Interest on the New Floating Rate Notes will be payable quarterly on the applicable Interest Payment Dates set forth in column E of the table above, commencing on the applicable date set forth in column F of the table above, subject to the Day Count Convention (as defined below), and until the principal of such New Floating Rate Notes is paid or duly made available for payment. Interest on the New Floating Rate Notes will be paid to the persons in whose names the New Floating Rate Notes are registered at the close of business on the 15th calendar day immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day.

The interest rate for any Interest Period (as defined below) will be the 3-month U.S. dollar LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus 0.870%, in the case of the Floating Rate Guaranteed Notes due 2021 and plus 0.605% in the case of the Floating Rate Guaranteed Notes due 2022. The interest rate on the New Floating Rate Notes will be reset quarterly on each Interest Reset Date (as defined below). For each Interest Period, interest on the New Floating Rate Notes will be calculated on the basis of the actual number of days in the Interest Period divided by 360.

The Calculation Agent will determine U.S. dollar LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, U.S. dollar LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the applicable Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, U.S. dollar LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by BP Capital America, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then U.S. dollar LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then U.S. dollar LIBOR on the applicable Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date by three major banks in The City of New York selected and identified by BP Capital America for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected and identified by BP Capital America are not providing quotations in the manner described by this sentence, U.S. dollar LIBOR determined as of the applicable Interest Determination Date will be U.S. dollar LIBOR in effect on that Interest Determination Date (i.e., the same as the rate determined for the immediately preceding Interest Reset Date).

The designated LIBOR page for the Floating Rate Guaranteed Notes due 2021 is Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so.

The designated LIBOR page for the Floating Rate Guaranteed Notes due 2022 is Bloomberg L.P.’s page “BBAM”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. Bloomberg L.P.’s page “BBAM” is the display designated as “BBAM”, or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits IBA or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so.

All calculations made by the Calculation Agent for the purposes of calculating the interest rates on New Floating Rate Notes shall be conclusive and binding on the holders of the New Floating Rate Notes, BP, BP Capital America and the Trustee, absent manifest error.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A.

“Day Count Convention” means that if any Interest Payment Date (other than the applicable maturity date set forth in column C of the table above (the “Maturity Date”) or a date fixed for redemption) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. If the applicable Maturity Date or a date fixed for redemption shall not be a Business Day, payment of the principal of and interest due on that date need not be made on that day but may be made on the next day that is a Business Day with the same force and effect as if made on the applicable Maturity Date or such date fixed for redemption, provided that no interest shall accrue for the period from and after the applicable Maturity Date or such date fixed for redemption.

“Interest Determination Date” means, for each particular Interest Reset Date (as defined below), the second London business day (as defined below) preceding such Interest Reset Date.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period began on the applicable date set forth in column D of the table above and will end on, but not include, the applicable date set forth in column F of the table above.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to the Day Count Convention.

“London Business Day” means any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Additional Notes

The New Notes will be issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the New Indenture and in accordance with applicable laws and regulations, additional New Notes (the “Additional Notes”) maturing on the same maturity date as the other New Notes of a series and having the same terms and conditions under the New Indenture (including with respect to the Guarantor and the Guarantees) as the previously outstanding New Notes of that series in all respects (or in all respects except for issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding New Notes of that series, provided that either will be issued with no more than de minimis original issue discount or will be part of a “qualified reopening” for U.S. federal income tax purposes. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the New Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the New Notes.

Optional Redemption of the New Notes

BP Capital America has the right to redeem the New Fixed Rate Notes listed in the immediately following table in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (x) 100% of the principal amount of the New Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes to be redeemed (in each case not including any portion of payments of interest accrued and unpaid to the redemption date) in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, plus in each case accrued and unpaid interest to the date of redemption.

Title of Series	Make-Whole Spread
2.750% Guaranteed Notes due 2023	20 bps
3.245% Guaranteed Notes due 2022	20 bps

Title of Series	Make-Whole Spread
4.742% Guaranteed Notes due 2021	20 bps
4.50% Guaranteed Notes due 2020	35 bps
2.521% Guaranteed Notes due 2020	15 bps
3.535% Guaranteed Notes due 2024	20 bps
3.994% Guaranteed Notes due 2023	20 bps
2.500% Guaranteed Notes due 2022	15 bps
3.561% Guaranteed Notes due 2021	20 bps
3.814% Guaranteed Notes due 2024	20 bps
3.062% Guaranteed Notes due 2022	20 bps
3.506% Guaranteed Notes due 2025	25 bps

BP Capital America has the right to the New Fixed Rate Notes listed in the immediately following table in whole or in part, at any time and from time to time prior to the applicable par call date (as set forth in the table below, the “Par Call Date”), at a redemption price equal to the greater of (x) 100% of the principal amount of the New Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes to be redeemed, calculated as if the New Notes to be redeemed matured on the applicable Par Call Date, (in each case not including any portion of payments of interest accrued and unpaid to the redemption date) in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, plus in each case accrued and unpaid interest to the date of redemption.

Title of Series	Make-Whole Spread	Par Call Date
3.588% Guaranteed Notes due 2027	20 bps	January 14, 2027
3.017% Guaranteed Notes due 2027	20 bps	October 16, 2026
3.119% Guaranteed Notes due 2026	20 bps	February 4, 2026
3.224% Guaranteed Notes due 2024	20 bps	February 14, 2024
3.216% Guaranteed Notes due 2023	20 bps	September 28, 2023
2.520% Guaranteed Notes due 2022	12.5 bps	August 19, 2022
2.112% Guaranteed Notes due 2021	15 bps	August 16, 2021
3.279% Guaranteed Notes due 2027	20 bps	June 19, 2027
3.723% Guaranteed Notes due 2028	25 bps	August 28, 2028

On or after the applicable Par Call Date, BP Capital America has the right to redeem the New Fixed Rate Notes listed in the table above, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption

For purposes of determining the optional redemption price for any series of New Fixed Rate Notes, the following definitions are applicable:

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the New Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.

“Quotation agent” means one of the reference treasury dealers appointed by BP Capital America.

“Reference treasury dealer” means Barclays Capital Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

The New Floating Rate Notes may not be redeemed, except as described in “Description of the New Notes and Guarantees—Optional Tax Redemption of the New Notes.”

Optional Tax Redemption of the New Notes

We may redeem the New Notes of a given series if, as a result of any change in United Kingdom tax treatment, BP would be required to pay additional amounts as described below under “—Additional Amounts”. This option applies only in the case of changes in United Kingdom tax treatment that occur on or after the date of this Prospectus. The redemption price for the New Notes will be equal to the principal amount of the New Notes being redeemed plus accrued interest. (Section 1108)

Event Risk Provisions

The New Notes do not contain event risk provisions designed to require BP or BP Capital America to redeem or repurchase the New Notes, reset the interest rate or take other actions in response to highly leveraged transactions, changes in credit ratings or similar occurrences.

Exchange and Transfer

You may have your New Notes broken into more New Notes of smaller denominations or combined into fewer New Notes of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer registered New Notes at the office of the Trustee. The Trustee acts as our agent for registering New Notes in the names of holders and transferring registered New Notes. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered New Notes. (Section 305)

You will not be required to pay a service charge to transfer or exchange New Notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered New Note will only be made if the security registrar is satisfied with your proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If we redeem less than all of the New Notes of a particular series, we may block the transfer or exchange of New Notes during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of New Notes selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the Trustee’s records at the close of business on the applicable record date set forth under “—General” above, even if you no longer own the New Notes on the interest payment date. (Section 307)

We will pay interest, principal and any other money due on the registered New Notes at the corporate trust office of the Trustee in Chicago, Illinois. That office is currently located at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global notes will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling New Notes must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sales price of the New Notes to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We urge street name and other indirect holders to consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you through the Trustee of changes in the paying agents for the New Notes. (Section 1002)

Book-Entry Form

The New Notes will initially be issued to investors in book-entry form only. Fully registered global notes representing the total aggregate principal amount of the New Notes of each series will be issued and registered in the name of a nominee for DTC, the securities depositary for the New Notes, for credit to accounts of direct or indirect participants in DTC, Euroclear and Clearstream. Unless and until New Notes in definitive certificated form are issued, the only holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus, a beneficial owner of any interest in a global note will not be entitled to receive physical delivery of definitive New Notes. Accordingly, each beneficial owner of any interest in a global note must rely on the procedures of DTC, Euroclear, Clearstream, or their participants, as applicable, to exercise any rights under the New Notes.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the New Notes settled during the processing will be reported to the relevant Clearstream Luxembourg or Euroclear participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of New Notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although it is expected that DTC, Clearstream Luxembourg and Euroclear will follow the foregoing procedures in order to facilitate transfers of New Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue such procedures and such procedures may be changed or discontinued at any time.

Notices

We and the Trustee will send notices only to direct holders of the New Notes, using their addresses as listed in the Trustee’s records. (Section 106)

Prescription Period

Any money that we deposit with the Trustee or any paying agent for the payment of principal or any interest on any global note of any series that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us. After that time, the holder of the global note will be able to seek any payment to which that holder may be entitled to collect only from us. (Section 1006)

The Clearing System

DTC.

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Guarantees

BP will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the New Notes, including certain additional amounts which may be payable under the guarantees, as described below under “—Additional Amounts”. BP guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the New Notes, by declaration of acceleration, call for redemption or otherwise.

Additional Amounts

The government of any jurisdiction where BP is incorporated may require BP to withhold or deduct amounts from any amounts to be paid under the Guarantees for or on account of taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, BP may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the New Note to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction.

BP will not have to pay additional amounts under any of the following circumstances:

•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•

The tax or governmental charge is imposed due to the presentation of a New Note, if presentation is required, for payment on a date more than 30 days after the New Note became due or after the payment was provided for.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner, or

•

to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•

The withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC, regarding taxation of, and information exchange among member states of the European Union with respect to, interest income, or any law implementing such Directive.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its New Notes to another paying agent.

•

The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any New Note, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such New Note.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to BP is organized. (Section 1010)

Governing Law

The New Indenture, the New Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Any legal proceeding arising out of or based upon the New Indenture, the New Notes or the Guarantees may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the New Indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on the New Notes. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring New Notes to a new buyer and sending notices to holders.

BP and several of its subsidiaries maintain banking relations with the trustee group of companies in the ordinary course of their business.

The Bank of New York Mellon Trust Company, N.A. acts as trustee under other indentures under which BP acts as guarantor.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the New Notes or the Indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the Indenture and we would be required to appoint a successor trustee.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity. No vote by holders of New Notes approving any of these actions is required, unless as part of the transaction we make changes to the New Indenture requiring your approval, as described below under “—Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the New Notes; or

•

additional amounts becoming payable in respect of U.K. withholding tax, and the New Notes thus being subject to redemption at our option, as described above under “—Optional Tax Redemption of the New Notes”.

We have no obligation under the New Indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the New Indenture. However, we may not take any of these actions unless all the following conditions are met:

•

Where BP Capital America or BP, as applicable, merges out of existence or sells or leases substantially all of its assets, the other entity must assume its obligations on the New Notes or the Guarantees. Such other entity must be organized under the laws of such BP entity’s jurisdiction or a political subdivision thereof.

•

The merger, sale or lease of assets or other transaction must not cause a default on the New Notes, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “—Events of Default—What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage, security interest, lien or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back.

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of New Notes for new securities by the holders of the New Notes. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes we can make to the New Indenture and the New Notes.

Changes Requiring Your Approval

First, there are changes that cannot be made to your New Notes without your specific approval. We must obtain your specified approval in order to:

•	change the stated maturity of the principal or interest on the New Notes;

•	reduce any amounts due on the New Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of the New Notes following a default;

•	change the place or currency of payment on the New Notes;

•	impair your right to sue for payment;

•	reduce the percentage of holders of the New Notes whose consent is needed to modify or amend the New Indenture;

•	reduce the percentage of holders of the New Notes whose consent is needed to waive compliance with various provisions of the New Indenture or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the New Indenture; and

•	change the obligations of BP to pay any principal, premium or interest under the Guarantees. (Section 902)

Changes Requiring a Majority Vote

The second type of change to the New Indenture and the New Notes is the kind that requires a vote in favor by holders of New Notes owning a majority of the principal amount of the New Notes. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the New Notes in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described in this summary or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the New Indenture or the New Notes listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval

The third type of change does not require any vote by holders of New Notes. This type is limited to clarifications and other changes that would not adversely affect holders of the New Notes in any material respect. (Section 901)

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to the New Notes:

•

For New Notes issued with original issue discount, we will use the principal amount that would be due and payable on the voting date if the maturity of the New Notes were accelerated to that date because of a default.

•

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding New Notes that are entitled to vote or take other action under the New Indenture. If we set a record date for a vote or other action to be taken by holders of a particular series of New Notes, that vote or action may be taken only by persons who are holders of outstanding New Notes of that series on the record date and must be taken within 90 days following the record date or another period that we may specify (or as the Trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 90 days) this period from time to time. (Sections 501, 502, 512, 513 and 902)

We urge street name and other indirect holders to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the New Indenture or the New Notes or request a waiver.

Ranking

The New Notes are not secured by any of our property or assets. Accordingly, your ownership of New Notes means you are one of our unsecured creditors. The New Notes are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default?

The term “event of default” means, with respect to the New Notes, any of the following:

•	We do not pay the principal or any premium on the New Notes at maturity.

•	We do not pay interest on the New Notes within 30 days of their due date.

•	We do not deposit any sinking fund payment for the New Notes on their due date.

•

We remain in breach of a covenant or any other term of the New Indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of New Notes of the affected series.

•	We file for bankruptcy or certain other events if bankruptcy, insolvency or reorganization occur. (Section 501)

Remedies If an Event of Default Occurs.

If an event of default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the New Notes of the affected series may declare the entire principal amount of all the New Notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the New Notes of the affected series if:

•	all amounts due (as interest, principal and otherwise) are paid or deposited with the Trustee; and

•	all events of default, other than the non-payment of the principal of the New Notes which havebecome due solely by such declaration of acceleration, have been cured or waived. (Section 502)

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the New Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding New Notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the New Indenture. (Section 512)

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the New Notes, the following must occur:

•	You must give the Trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding New Notes of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity. (Section 507)

We urge street name and other indirect holders to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the New Indenture and the New Notes, or else specifying any default. (Section 1008)

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences (i) of the exchange of Old Notes for the New Notes pursuant to the Exchange Offers, (ii) of the ownership of the New Notes acquired in the Exchange Offers, and (iii) to holders of Old Notes that do not tender their Old Notes pursuant to the Exchange Offers. It applies to you only if (i) you participate in the Exchange Offers, you acquire your New Notes in the Exchange Offers and you hold your Old Notes and New Notes as capital assets for U.S. federal income tax purposes or (ii) you do not participate in the Exchange Offers and you hold your Old Notes as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	dealers in securities or currencies,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	banks,

•	life insurance companies,

•	tax exempt organizations,

•	persons that hold the Old Notes or the New Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,

•	persons that purchase or sell the Old Notes or the New Notes as part of a wash sale for tax purposes, and

•	U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds the Old Notes or the New Notes, the tax treatment of a partner in the partnership generally would depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Old Notes or the New Notes, you should consult your tax advisor regarding the tax consequences of the Exchange Offers and the ownership of New Notes.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, and subject to change, possibly on a retroactive basis. In addition, this summary does not address any alternative minimum tax considerations, the Medicare tax on net investment income, the estate and gift tax, or any tax consequences arising out of the laws of any state, local or foreign jurisdiction.

Please consult your own tax advisor concerning the consequences of the Exchange Offers and of owning the New Notes, or of retaining the Old Notes, in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Tax Consequences to Exchanging U.S. Holders

This subsection describes the tax consequences to a U.S. Holder that tenders Old Notes for New Notes. You are a “U.S. Holder” if you are a beneficial owner of the Old Notes and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Holder, or if you are a U.S. Holder that does not tender Old Notes for New Notes, this subsection does not apply to you and you should refer to “—Tax Consequences to Exchanging Non-U.S. Holders” or “—Tax Consequences to Non-Exchanging Holders” below.

The Exchange Offers

Characterization of the Exchange of Old Notes for New Notes. The exchange of the Old Notes for the New Notes pursuant to the Exchange Offers will constitute a taxable disposition of the Old Notes for U.S. federal income tax purposes if the exchange results in a “significant modification” of the Old Notes. U.S. Treasury regulations provide that the substitution of a new obligor on a recourse debt instrument generally is a significant modification and, therefore, a taxable disposition of the Old Notes. As a result, and although the matter is not free from doubt, under the U.S. Treasury regulations described above, any exchange of Old Notes for New Notes pursuant to the Exchange Offers should constitute a significant modification of the terms of the Old Notes under the “change in obligor” test. The discussion below assumes that the exchange of Old Notes for New Notes will be treated as a significant modification.

Tax Consequences of the Early Participation Premium. The tax treatment of the portion of the Total Consideration attributable to the Early Participation Premium is uncertain. The portion of the Total Consideration attributable to the Early Participation Premium may be treated as additional consideration received for the Old Notes, in which case the Early Participation Premium would be taken into account in determining your gain or loss in respect of the exchange. The portion of the Total Consideration attributable to the Early Participation Premium could conceivably be treated, however, as a separate fee, in which case the portion of the Total Consideration attributable to the Early Participation Premium would be treated as ordinary income and separately taxable. While the proper treatment of the portion of the Total Consideration attributable to the Early Participation Premium is not free from doubt, we intend to take the position that the portion of the Total Consideration attributable to the Early Participation Premium is paid to you as consideration for the Old Notes and, except as otherwise noted below, the remainder of this discussion assumes that the portion of the Total Consideration attributable to the Early Participation Premium will be so treated. Accordingly, references in this discussion to New Notes received in the exchange (and cash for fractional amounts of New Notes) include New Notes (and cash) attributable to the Early Participation Premium.

General Tax Consequences of Exchange of Old Notes for New Notes. You will recognize gain or loss (if any) on the exchange of Old Notes for New Notes (which loss may be subject to deferral under the “wash sale” provisions of the Code) in an amount equal to the difference between the amount you realize on the exchange and your adjusted tax basis in the Old Notes. The amount you realize in the exchange will equal the sum of (a) the issue price of the New Notes you receive in the exchange (determined in the manner described below) and (b) the cash portion of the Total Consideration and any cash that you receive in lieu of fractional amounts of New Notes, minus (c) the accrued and unpaid interest on the Old Notes at the time of the exchange.

Your adjusted tax basis in your Old Notes will generally be the U.S. dollar cost of such notes, increased by any market discount previously included in income with respect to your Old Notes and decreased (but not below zero) by bond premium that you have amortized with respect to the Old Notes.

Except as described below with respect to accrued market discount, gain or loss generally will be capital gain or loss, and would be long-term capital gain or loss if your holding period for the Old Notes is more than one year at the time of the exchange. Capital gain of a non-corporate U.S. holder generally would be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You will be considered to have acquired an Old Note with market discount if the stated principal amount of such Old Note exceeded your initial tax basis for such Old Note by more than a de minimis amount. If your Old Notes were acquired with market discount, any gain that you recognize on the exchange of Old Notes for the New Notes would be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

To the extent not previously included in income, you should generally recognize as ordinary income any accrued but unpaid interest on the Old Notes, as of the Settlement Date, even though you will not actually receive such amounts at such time.

Ownership of the New Notes – Generally

Pre-issuance accrued interest. A portion of the issue price of the New Notes will be attributable to pre-issuance accrued interest. An election may be made to decrease the issue price of a New Note by the amount of the pre-

issuance accrued interest. If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the New Note.

Payments of interest. Subject to the discussion above on pre-issuance accrued interest, stated interest on the New Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of a New Note is less than its principal amount by an amount more than or equal to the de minimis amount, your New Note would be treated as issued with original issue discount (“OID”) in an amount equal to such difference. The issue price of the New Notes will depend on whether the New Notes will be treated as publicly traded for U.S. federal income tax purposes. We believe that the New Notes will be treated as publicly traded for U.S. federal income tax purposes, and the remainder of the discussion assumes such treatment. We accordingly believe, and intend to take the position, that the issue price of a New Note will equal the fair market value of the New Note on its issue date for U.S. federal income tax purposes. Because the New Notes will have substantially identical terms to the Old Notes, it is likely, but not certain, that the fair market value of the New Notes as of their issue date will be similar to the trading price for the corresponding Old Notes on such date. Accordingly, New Notes issued in exchange for Old Notes that are currently trading at a discount to their principal amount may be expected to have a fair market value as of their issue date, and thus an issue price, that is less than the principal amount of such New Notes, which will cause such New Notes to be issued with OID if the issue price is less than the principal amount by an amount more than or equal to the de minimis amount, as described above. The de minimis amount equals 1/4 of 1% of the New Note’s principal amount multiplied by the number of complete years to its maturity. You would be required to include such OID in income on a constant yield method over the term of the New Note even if you have not received a cash payment in respect of the OID.

Bond Premium. If immediately after the exchange you have an initial tax basis in a New Note in excess of the stated principal amount of the New Note, the New Note would be treated as issued with bond premium. Generally, you may elect to amortize such bond premium as an offset to stated interest income in respect of the New Note, using a constant yield method prescribed under applicable U.S. Treasury regulations, over the remaining term of the New Note. If you elect to amortize bond premium, you would reduce your basis in the New Note by the amount of the premium used to offset stated interest. You should consult your tax advisor regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, exchange or other disposition. Upon the sale, exchange or other disposition of New Notes, you would recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (excluding accrued but unpaid stated interest, which generally would be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the New Notes. Your adjusted tax basis in the New Notes would be the issue price of the New Notes, increased by any OID previously included in income with respect to your New Notes, decreased (but not below zero) by bond premium that you have amortized with respect to the New Notes and decreased by any pre-issuance accrued interest that you have elected to reduce the issue price by.

Such gain or loss will be capital gain or loss, and would be long-term capital gain or loss if your holding period for the New Notes is more than one year at the time of the sale, exchange or other disposition. Your holding period for the New Notes would not include your holding period for the Old Notes exchanged and will begin on the day after the completion of the exchange for U.S. federal income tax purposes. Capital gain of a non-corporate U.S. holder generally would be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Exchanging Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder that exchanges Old Notes for New Notes. You are a Non-U.S. Holder if you are a beneficial owner of Old Notes and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from an Old Note.

Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If you are a U.S. Holder or a Non-U.S. Holder that does not exchange Old Notes for New Notes, this subsection does not apply to you.

The Exchange Offers

Gain characterized as capital gain. Subject to the discussions below in respect of backup withholding and the portion of the Total Consideration attributable to the Early Participation Premium, you generally would not be subject to U.S. federal income tax on gain realized through the Exchange Offers, unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain); in which case such gain would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder; or

•

you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist; in which case the gain would be subject to U.S. federal income tax at a rate of 30% (unless an applicable treaty provides otherwise), which may be offset by U.S.-source capital losses, provided you have timely filed U.S. federal income tax returns with respect to such losses.

If you are a corporate Non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

As discussed above under “—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—Tax Consequences of the Early Participation Premium,” however, the portion of the Total Consideration attributable to the Early Participation Premium could conceivably be treated as a separate fee, in which case the receipt of the portion of the Total Consideration attributable to the Early Participation Premium by a Non-U.S. Holder would be subject to U.S. federal withholding tax of 30%, unless reduced or eliminated by an applicable treaty. We intend to treat the portion of the Total Consideration attributable to the Early Participation Premium paid to non-U.S. Holders as additional consideration for the Old Notes. Accordingly, we do not intend to withhold U.S. federal income tax from the portion of the Total Consideration attributable to the Early Participation Premium.

Gain characterized as interest income. If you are a Non-U.S. Holder of Old Notes, and subject to the discussion of backup withholding below, you generally would not be subject to U.S. federal withholding tax upon the exchange in respect of a gain attributable to accrued but unpaid interest. If the interest is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), such interest would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder, and if you are a foreign corporation, may also be subject to an additional 30% branch profits tax (or lower applicable treaty rate).

Ownership of the New Notes

Payments of interest. Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder of New Notes acquired through the Exchange Offers, interest on the New Notes paid to you would be exempt from U.S. federal income tax, including withholding tax, if:

(1)	you do not actually or constructively own 10% or more of the total combined voting power of all our classes of stock that are entitled to vote;

(2)	you are not a controlled foreign corporation that is related to us through stock ownership; and

(3)	the payor does not have actual knowledge or reason to know that you are a United States person and:

(a)	you have furnished to the payor an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person;

(b)

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-United States person;

(c)	the payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(ii)

a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(iii)	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the New Notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS);

(d)	the payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business;

(i)

certifying to the payor under penalties of perjury that an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

(ii)	to which is attached a copy of the IRS Form W-8BEN, IRS Form W-8BEN-E or acceptable substitute form; or

(e)

the payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the New Notes in accordance with U.S. Treasury regulations.

Sale, exchange or other disposition of the New Notes. If you are a Non-U.S. Holder of New Notes acquired through the Exchange Offers, you generally would not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such New Notes, unless you fall into one of the exceptions discussed above under “—Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—Gain characterized as capital gain.”

Tax Consequences to Non-Exchanging Holders

Because the terms of the Old Notes will not be modified in connection with the Exchange Offers, the exchange of some of the Old Notes should not have any U.S. federal income tax consequences for holders of the Old Notes who do not tender their Old Notes or whose Old Notes are not accepted for exchange in the Exchange Offers.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. Holder, we and other payors may be required to report to the IRS payments of amounts received pursuant to the Exchange Offers, payments of principal of and any premium and interest on your Old Notes and New Notes, and the accrual of OID, if any, on a New Note. In addition, we and other payors may be required to report to the IRS any payment of proceeds of the sale of your Old Notes as part of the exchange and your New Notes before maturity. Additionally, unless you are an exempt recipient, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. Holder, payments of amounts received pursuant to the Exchange Offers and payments of principal, premium, if any, or interest, including OID, made by us and other payors to you would not be subject to backup withholding and information reporting; provided that the certification requirements described above under “—Tax Consequences to Exchanging Non-U.S. Holders” are satisfied or you otherwise establish an exemption. However, we and other payors would be required to report payments of interest on your New Notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of New Notes effected at a United States office of a broker would not be subject to backup withholding and information reporting if (i) the payor or the broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, with respect to payments to a Non-U.S. Holder, payment of the proceeds from the sale of New Notes effected at a foreign office of a broker would not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting and backup withholding in the same manner as a sale within the United States if: (i) the broker has certain connections to the United States; (ii) the proceeds or confirmation are sent to a United States address; or (iii) the sale has certain other specified connections with the United States.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities (FATCA)

A 30% withholding tax may be imposed on certain payments to a holder or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on the holder’s behalf if such holder or such persons fail to comply with certain information reporting requirements (“FATCA withholding”). Amounts that a holder receives on the New Notes could be affected by this withholding if such holder is subject to the information reporting requirements and fails to comply with them or if such holder holds the New Notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if such holder would not otherwise have been subject to withholding). However, withholding will not apply to payments of gross proceeds from a sale or other disposition of the New Notes before 1 January 2019. Accordingly, FATCA withholding will not apply to amounts that are paid to a holder upon a disposition of the Old Notes pursuant to the Exchange Offers. Holders should consult their own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.

MATERIAL U.K. TAX CONSIDERATIONS

The following is a summary of the material U.K. tax consequences at the date hereof of disposing of Old Notes and acquiring New Notes under the Exchange Offer and the ownership and disposal of the New Notes, but it does not purport to be a comprehensive description of all of the U.K. tax considerations that may be relevant to a decision to participate in the Exchange Offer. Except where the context otherwise requires, the comments relate only to the position of persons who are absolute beneficial owners of the Old Notes or New Notes (as the case may be) and do not deal with the position of certain classes of holders such as dealers. The summary is based on current U.K. tax legislation and current practice of Her Majesty’s Revenue and Customs (“HMRC”), as appropriate, all of which are subject to change at any time, possibly with retrospective effect.

Please consult your own tax advisor on the consequences of participating in the Exchange Offer and owning the New Notes in your particular circumstances under the laws of the U.K. and any other relevant taxing jurisdiction.

1.	Treatment of the Exchange Offer

(A)	For the purposes of U.K. tax on chargeable gains, the exchange of the Old Notes for New Notes under the Exchange Offer should be regarded as a disposal of the Old Notes.

(B)

Holders of the Old Notes which are companies within the charge to U.K. corporation tax may be subject to U.K. corporation tax on their disposal of the Old Notes under the Exchange Offer broadly in accordance with their statutory accounting treatment. Fluctuations in value relating to foreign exchange gains and losses in respect of the Old Notes will also be brought into account in computing income.

(C)

Holders of the Old Notes who are individuals and who are resident in the United Kingdom, or carry on a trade, profession or vocation in the United Kingdom through a branch or agency to which the Old Notes are attributable, or who are subject to the capital gains tax rules applying to “temporary non-residents”, may be subject to U.K. income or capital gains tax on the disposal of the Old Notes under the Exchange Offer. The nature of the tax charge will depend on the terms of the Old Notes in question and the particular circumstances of the relevant holder. In particular, we urge individual holders of Old Notes to have regard, where appropriate, to the “accrued income scheme” and the “deeply discounted securities” legislation and to note that: (i) under certain provisions (the “deeply discounted securities” legislation) the issue of Old Notes under a prospectus supplement may, in certain circumstances, have altered the tax treatment of the Old Notes previously issued; and (ii) certain provisions (the “accrued income scheme”) may require amounts paid in respect of accrued or unpaid interest on the disposal of the Old Notes under the Exchange Offer to be treated as income.

(D)

No liability to U.K. stamp duty or stamp duty reserve tax will arise for a holder of Old Notes on the disposal of Old Notes under the Exchange Offers. No U.K. stamp duty or stamp duty reserve tax will arise on the issue of the New Notes.

2.	Payments of interest on the New Notes

(A)

Whether withholding or deduction for or on account of U.K. income tax is required from payments of interest on the New Notes will depend in the first instance on the “source” of the interest. If the interest on the New Notes does not have a U.K. source, interest on the New Notes may be paid by the Issuer without withholding or deduction for or on account of U.K. income tax. If, on the other hand, the interest on the New Notes has a U.K. source, the statements in paragraphs (C) to (H) below will apply to any such income.

(B)

The source of a payment is a complex matter. It is necessary to have regard to case law and HMRC practice. Case law has established that in determining the source of interest, all relevant factors must be taken into account. The source of an interest payment in respect of the New Notes would need to be analyzed in light of the particular facts and circumstances of the relevant issuance.

(C)

While the New Notes continue to be listed on a “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 (which includes the main market of the New York Stock Exchange), payments of interest may be made without withholding or deduction for or on account of U.K. income tax.

(D)

A further exemption from withholding on interest payments is available for “qualifying private placements”, which may apply to interest payments on the New Notes if the New Notes are not or cease to be listed on a “recognised stock exchange” (as defined in section 1005 of the Income Tax Act 2007) and certain other conditions are met, including the provision of a certificate by the person beneficially entitled to the interest. This certificate would need to certify that the person was beneficially entitled to the interest for genuine commercial reasons and that it was resident in a “qualifying territory”, as defined in section 173 of the Taxation (International and Other Provisions) Act 2010. Subject to designation to the contrary, a territory is a “qualifying territory” if it has entered double taxation arrangements with the U.K. containing a non-discrimination provision as prescribed in that section.

(E)

Interest on the New Notes may also be paid without withholding or deduction on account of U.K. tax where interest on the New Notes is paid to a person the Issuer reasonably believes (and any person by or through whom interest on the New Notes is paid reasonably believes) is the beneficial owner of, and is within the charge to U.K. corporation tax as regards, the payment of interest at the time the payment is made, provided that HM Revenue & Customs has not given a direction that it has reasonable grounds to believe that it is likely that the beneficial owner is not within the charge to U.K. corporation tax in respect of the payment of interest at the time the payment is made.

(F)

If the interest on the New Notes has a U.K. source, in all cases not falling within paragraphs (C), (D) or (E) above, subject to relief under an applicable double taxation treaty, interest on the New Notes will be paid under deduction of U.K. income tax at the basic rate (currently 20%) except in the case of interest (“short interest”) on New Notes with a maturity date of less than one year from the date of issue (and where the borrowing under such New Notes at no time forms part of a borrowing which has, or is intended to have, a total term of one year or more). Short interest can be paid without deduction or withholding on account of U.K. tax.

(G)

Payments on the New Notes that, although not expressed to be interest, fall to be treated as interest for U.K. tax purposes, and are not short interest, will also be subject to the withholding tax rules described above. A premium payable on a redemption of a debt security may fall to be treated as interest other than short interest for U.K. tax purposes. When the New Notes are issued at a discount or redeemable at a premium, U.K. withholding tax will not apply to the payment of that discount or premium so long as it does not constitute interest other than short interest for U.K. tax purposes (other than discount treated as interest solely by virtue of Section 381 Income Tax (Trading and Other Income) Act 2005).

(H)

Income in respect of the New Notes with a U.K. source received by a holder of the New Notes without deduction or withholding on account of U.K. tax may be liable to U.K. tax by direct assessment, but will not generally be so liable unless that holder of New Notes (i) is resident in the United Kingdom for U.K. tax purposes, or (ii) carries on a trade, profession or vocation in the United Kingdom through a U.K. branch, agency or permanent establishment in connection with which the income is received or to which the New Notes are attributable. There are certain exemptions for income received by certain categories of agent (such as some brokers and investment managers).

3.	Guarantee Payments in respect of the New Notes

Any payments made by BP under the guarantee to holders of the New Notes may have a U.K. source for U.K. tax purposes.

The Issuer has been advised that, although the point is not free from doubt, a payment under the guarantee in respect of interest should be treated as a payment of interest and a payment under the guarantee in respect of principal should be treated as principal. Consequently, only guarantee payments in respect of interest should be subject to the same withholding tax implications described at Section 2 above, and recipients may be assessed for U.K. tax on the receipt of these payments on the basis noted at Section 2(H) above.

4.	Tax on Ownership and Disposition of the New Notes

(A)

Holders of the New Notes which are companies within the charge to U.K. corporation tax may be subject to U.K. corporation tax on their holding, disposal and redemption of the New Notes (including a part redemption of the New Notes that are redeemable in two or more instalments). In general, all returns on and fluctuations in the value of the New Notes will be brought into account in computing taxable income broadly in accordance with the statutory accounting treatment of the relevant holders of the New Notes. Fluctuations in value relating to foreign exchange gains and losses in respect of the New Notes will also be brought into account in computing income.

(B)

Holders of the New Notes who are individuals and who are resident in the United Kingdom, or carry on a trade, profession or vocation in the United Kingdom through a branch or agency to which the New Notes are attributable, or who are subject to the capital gains tax rules applying to “temporary non-residents”, may be subject to U.K. income or capital gains tax on the disposal or redemption of the New Notes (including a part redemption of the New Notes that are redeemable in two or more instalments). The nature of the tax charge will depend on the terms of the New Notes in question and the particular circumstances of the relevant holder. In particular, we urge individual holders of New Notes to have regard, where appropriate, to the “accrued income scheme” and the “deeply discounted securities” legislation and to note that: (i) under certain provisions (the “deeply discounted securities” legislation) debt securities issued under the same prospectus for the purposes of the deeply discounted securities legislation may, in certain circumstances, alter the tax treatment of the New Notes and, further, that the treatment of the New Notes may differ from that of the Old Notes which are exchanged for those New Notes; and (ii) certain provisions (the “accrued income scheme”) may require amounts paid in respect of accrued or unpaid interest on a disposal of New Notes to be treated as income.

5.	Inheritance Tax in respect of the New Notes

(A)

A holder of the New Notes who is an individual domiciled outside the United Kingdom will generally not be liable to U.K. inheritance tax in respect of his holding of the New Notes if the register of the New Notes is maintained outside the United Kingdom. If a register of the New Notes is maintained within the United Kingdom, then an individual domiciled outside the United Kingdom may be liable to U.K. inheritance tax. If so, exemption from or reduction in any U.K. inheritance tax liability may be available for holders of the New Notes who are treated as domiciled in the United States under the Estate Tax Treaty made between the United Kingdom and the United States. Holders of the New Notes should note that an individual may be domiciled in the U.K. for inheritance tax purposes for a period despite lacking a U.K. domicile for other U.K. law purposes. Furthermore, the rules treating an individual as domiciled in the U.K. for inheritance tax purposes became more wide-ranging with effect from April 6, 2017.

(B)	Holders of the New Notes who are domiciled in the United Kingdom may be liable to inheritance tax in respect of their holdings of New Notes.

6.	Stamp Duty and Stamp Duty Reserve Tax on holding and disposal of the New Notes

No U.K. stamp duty or stamp duty reserve tax will generally be payable by a holder of the New Notes on the redemption of the New Notes by the Issuer.

No liability for U.K. stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, the New Notes unless:

(i)	the New Notes carry or have carried:

•	a right of conversion into shares or other securities or to the acquisition of shares or other securities;

•	a right to interest the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

•	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

•

a right on repayment to an amount that exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange, and

(ii)	a register of the New Notes is maintained in the United Kingdom.

Where there is a charge to U.K. stamp duty or stamp duty reserve tax, the rate of charge is normally 0.5% on the amount or value of the consideration for the transfer.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the New Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Old Notes or the New Notes in any jurisdiction where action for that purpose is required. Accordingly, the New Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Exchange Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or New Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, the EEA, the United Kingdom, Belgium, France, Italy, Hong Kong, Japan and Singapore) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the Dealer Managers and the Exchange Agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such Exchange Offers shall be deemed to be made by such Dealer Manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The New Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the New Notes and Guarantees—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable Exchange Offer an amount of New Notes below the applicable minimum denomination.

European Economic Area

The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of New Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of New Notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

MiFID II product governance / Professional investors and ECPs only target market—In the EEA and solely for the purposes of the product approval process conducted by any Dealer Manager who is a manufacturer with respect to the New Notes for the purposes of the MiFID II product governance rule under EU Delegated Directive 2017/593 (each, a “manufacturer”), the manufacturers’ target market assessment in respect of the New Notes has led to the conclusion that: (i) the target market for the New Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the New Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the New Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the New Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Belgium

Neither the Prospectus nor any other documents or materials relating to the Exchange Offers have been submitted to or will be submitted for approval or recognition to the Belgian Financial Services and Markets Authority (“Autorité des services et marchés financiers”/“Autoriteit voor Financiële Diensten en Markten”). The Exchange Offers are not being, and may not be, made in Belgium by way of a public offering, as defined in Articles 3, §1, 1° and 6, §1 of the Belgian Law of April 1, 2007 on public takeover bids (“loi relative aux offres publiques d’acquisition”/“wet op de openbare overnamebiedingen”) (the “Belgian Takeover Law”) or as defined in Article 3, §1 of the Belgian Law of June 16, 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market (“loi relative aux offres publiques d’instruments de placement et aux admissions d’instruments de placement à la négociation sur des marchés réglementés”/“wet op de openbare aanbieding van beleggingsinstrumenten en de toelating van beleggingsinstrumenten tot de verhandeling op een gereglementeerde markt”) (the “Belgian Prospectus Law”), both as amended or replaced from time to time. Accordingly, the Exchange Offers may not be, and are not being, advertised and the Exchange Offers will not be extended, and neither the Prospectus nor any other documents or materials relating to the Exchange Offers (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons which are “qualified investors” (“investisseurs qualifiés”/“gekwalificeerde beleggers”) as defined in Article 10, §1 of the Belgian Prospectus Law, acting on their own account, as referred to in Article 6, §3 of the Belgian Takeover Law or (ii) in any other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law. The Prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Exchange Offers. Accordingly, the information contained in the Prospectus or in any other documents or materials relating to the Exchange Offers may not be used for any other purpose or disclosed or distributed to any other person in Belgium.

France

The Exchange Offers are not being made, directly or indirectly, to the public in the Republic of France. Neither the Prospectus nor any other documents or materials relating to the Exchange Offers have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2, D.321-1 and D.411-1 of the French Code Monétaire et Financier, are eligible to participate in the Exchange Offers. The Prospectus and any other document or material relating to the Exchange Offers have not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.”

Italy

None of the Exchange Offers, the Prospectus or any other documents or materials relating to the Exchange Offers or the New Notes have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”). The Exchange Offers are being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 3, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”) and, therefore, are intended for, and directed only at, qualified investors (investitori qualificati) (the “Italian Qualified Investors”), as defined pursuant to Article 100, paragraph 1, letter (a) of the Financial Services Act and Article 34-ter, paragraph 1, letter (b) of the Issuers’ Regulation. Accordingly, the Exchange Offers cannot be promoted, nor may copies of any document related thereto or to the New Notes be distributed, mailed or otherwise forwarded, or sent, to the public in Italy, whether by mail or by any means or other instrument (including, without limitation, telephonically or electronically) or any facility of a national securities exchange available in Italy, other than to Italian Qualified Investors. Persons receiving this prospectus must not forward, distribute or send it in or into or from Italy. Noteholders or beneficial owners of the Old Notes that are resident or located in Italy can offer to exchange the notes pursuant to the Exchange Offers through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority. Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Old Notes, the New Notes, the Exchange Offers or the Prospectus.

United Kingdom

Each Dealer Manager has further represented and agreed that:

•

it has complied and will comply with all the applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the New Notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any New Notes in circumstances in which Section 21(1) of the FSMA does not apply to BP Capital America or BP.

This prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The New Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the New Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to New Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The New Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any New Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, and if the Issuer has not notified the dealer(s) on the classification of the New Notes under and pursuant to Section 309(B)(1) of the Securities and Futures Act, Chapter 289 Singapore (the “SFA”), this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the New Notes may not be circulated or distributed, nor may the New Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of Chapter 289 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the New Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the New Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the New Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF NOTES

The validity of the New Notes and Guarantees will be passed upon for us by Sullivan & Cromwell LLP as to certain matters of New York law. The validity of the New Notes and Guarantees will be passed upon for us by our Associate General Counsel – Global Corporate and Alternative Energy as to certain matters of English law.

Certain legal matters in connection with the Exchange Offers will be passed upon for the Dealer Managers by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

The BP Group financial statements appearing in BP’s Annual Report on Form 20-F for the year ended December 31, 2017 and the effectiveness of BP’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such BP Group financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DeGolyer and MacNaughton, independent petroleum engineering consultants, performed an independent evaluation of net proved oil, condensate, natural gas liquids and gas reserves, as of December 31, 2017 for certain properties owned by PJSC Rosneft Oil Company. DeGolyer and MacNaughton has delivered to us its summary letter report describing its procedures and conclusions, a copy of which appears as Exhibit 15.2 to our 2017 Annual Report on Form 20-F, which is incorporated herein by reference.

BP Capital Markets p.l.c.

PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offers for the Old Notes is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

bp@dfking.com

Banks and Brokers call: (212) 269-5550

Toll-free (U.S. only): (877) 674-6273

By Facsimile (for eligible institutions only): (212) 709-3328

Confirmation: (212) 269-5552

Attention: Andrew Beck

Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

The Dealer Managers for the Exchange Offers for the Old Notes are:

Barclays	BofA Merrill Lynch	Goldman Sachs & Co. LLC

745 Seventh Avenue, 5th Floor

New York, New York 10019

Attn: Liability Management Group

In the U.S.

Toll free: (800) 438-3242

Collect: (212) 528-7581

In Europe

London: +44 203 134 8515

Email: liability.management@barclays.com

214 North Tryon Street, 14th Floor

Charlotte, North Carolina 28255

Attn: Liability Management Group

In the U.S.

Toll-Free: (888) 292-0070

Collect: (980) 683-3215

In Europe

London: +44 207 996 5420

Email: DG.LM_EMEA@baml.com

200 West Street

New York, New York 10282

Attn: Liability Management Group

In the U.S.

Toll Free: (800) 828-3182

Collect: (212) 902-6941

In Europe

London: +44 20 7774 9862

E-mail: liabilitymanagement.eu@gs.com

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

BP

BP has entered into Deeds of Indemnity with the Directors and Secretary of BP by which BP agrees and confirms that the provisions of Article 147 of BP’s Articles of Association (as the same may from time to time be amended or modified) (the “Indemnity”) shall be enforceable directly by them against BP. The Directors and Secretary must promptly give BP written notice of any matter or circumstance which may give rise to a claim under the Indemnity and permit BP (where appropriate) to participate in and assume the defense of any action, suit or proceeding or governmental or other investigation of which they are made or threatened to be made a party and which may give rise to a claim under the Indemnity.

Article 147 of BP’s Articles of Association currently provides:

“Subject to the provisions of and so far as may be consistent with the Companies Acts, every Director, Secretary, or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.”

BP is subject to the provisions of the Companies Act 2006. The following provisions of the Companies Act 2006 provide as follows:

“232    Provisions protecting directors from liability

(1)

Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void except as permitted by –

(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

“233    Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

“234    Qualifying third party indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against -

(a)	any liability of the director to pay -

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director -

(i)	in defending criminal proceedings in which he is convicted, or

(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose -

(a)	a conviction, judgment or refusal of relief becomes final -

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

(b)	an appeal is disposed of -

(i)	if it is determined and the period of bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)

The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

“235    Qualifying pension scheme indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)

Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against -

(a)	any liability of the director to pay -

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose -

(a)	a conviction becomes final -

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

(b)	an appeal is disposed of -

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”

“256    Associated bodies corporate

For the purposes of this Part –

(a)	bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.”

“239    Ratification of acts of directors

(1)	This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2)	The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3)	Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4)

Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5)	For the purposes of this section –

(a)	“conduct” includes acts and omissions;

(b)	“director” includes a former director;

(c)	a shadow director is treated as a director; and

(d)	in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6)	Nothing in this section affects –

(a)	the validity of a decision taken by unanimous consent of the members of the company, or

(b)	any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7)

This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.”

“1157    Power of court to grant relief in certain cases

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against –

(a)	an officer of a company, or

(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust –

(a)	he may apply to the court for relief, and

(b)

the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)

Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

BP Group has also entered into indemnification arrangements with certain officers of BP Group pursuant to which BP Group has agreed to indemnify the relevant officers against certain liabilities (including legal expenses) arising from claims against such officers in connection with any proceedings arising from the Deepwater Horizon incident.

In addition, BP procures and intends to continue procuring, directors’ and officers’ liability insurance coverage for the benefit of such directors and officers, which, subject to policy terms and conditions, provides coverage to such directors and officers in circumstances in which BP, its subsidiaries and associated entities are not permitted or are otherwise unable or unwilling to meet by way of indemnity. No entity coverage for the benefit of BP is currently included as part of that insurance policy. While defense costs may be met, neither BP’s indemnity nor the insurance provides coverage in the event that a director or officer is the subject of criminal or regulatory fines or penalties or is proved to have acted fraudulently or dishonestly.

BP Capital America

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Article VI of BP Capital America’s Articles of Association currently provides:

“Section 6.1. Right to Indemnification. Subject to the provisions of this Article VI, the corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law any person (or the legal representative of any such person) who meets the following qualifications under this Section 6.1 (“Indemnitee”):

A.    the person was or is a party to, or has been threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than actions (or a part thereof) commenced by that person but not authorized in writing in advance by the Board of Directors of the corporation (a “Proceeding”); and

B.    the Proceeding involves the person because he (i) is or was a director, officer, or employee of the corporation or any of its direct or indirect subsidiaries (any such entity an “Employing Company”), or (ii) while a director, officer or employee of an Employing Company he is or was serving at the request of an Employing

Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans; and

C.    the person has complied with the standard of conduct for indemnification provided by applicable state corporate law, for example as set forth in Section 145 of the General Corporation Law of Delaware as of the date of the adoption of this by-law, and has acted in a manner reasonably believed to be within the scope of authority conferred on him or her by the Employing Company.

Section 6.2. Scope of Indemnification. To the fullest extent permitted by applicable law as in effect from time to time, the indemnity granted under this Article VI shall be against all liabilities, losses and expenses reasonably incurred by an Indemnitee in a Proceeding, including reasonable attorneys’ fees.

Section 6.3. Prepayment of Expenses. In connection with any Proceeding and before its final disposition, to the fullest extent not prohibited by applicable law the corporation will pay the expenses (including reasonable attorneys’ fees) incurred by the Indemnitee, provided, however, that such payment of expenses before the final disposition of the Proceeding will be made only if the following conditions are met:

A.    the Indemnitee affirms to the corporation in writing that he or she has complied with the standard of conduct for indemnification cited in Section 6.1.C. and agrees to repay all amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise; and

B.    in the event that (i) the Indemnitee declines the corporation’s offer of joint legal representation or (ii) the corporation does not offer joint legal representation, then as a condition of any payment of attorney fees under this Section 6.3, the attorney(s) retained by the Indemnitee must be reasonably acceptable to the corporation with written notice of same to the Indemnitee.

Section 6.4. Claims and Demand Actions. If the Indemnitee makes a written demand on the corporation for indemnification or advancement of expenses in compliance with this Article VI, and the demand is not paid in full within thirty (30) days after the corporation receives the demand, the Indemnitee may sue the corporation to recover the unpaid amount of such demand (“Demand Action”). If the Demand Action is successful in whole or in part, the Indemnitee will be entitled to recover the reasonable expenses incurred in prosecuting the Demand Action, including reasonable attorneys fees so incurred. In any such Demand Action the corporation bears the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under this Article VI and applicable law.

Section 6.5. Nonexclusivity of Rights. Except as limited by Section 6.6, the rights conferred on any Indemnitee by this Article VI shall: (i) not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise; (ii) continue as to a person who has ceased to be a director, officer or employee; and (iii) inure to the benefit of the heirs, executors and administrators of such person.

Section 6.6. Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from another Employing Company, corporation, partnership, joint venture, trust, enterprise or non-profit enterprise for such costs and expenses.

Section 6.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.8. Authority to Act. The senior legal officer of BP America Inc., or of the successor primary US subsidiary of BP p.l.c., as the corporate structure may be in effect from time to time (“Senior Legal Officer”), or his designee is hereby authorized to the fullest extent permitted by law in the name of and on behalf of the corporation to take all actions and to approve, execute and deliver any documents, instruments or payments as may be necessary, advisable, or proper in order to effect and carry out the indemnification provisions provided in this Article VI and to allocate to the corporation directly all costs and expenses of such indemnification. A record of all instances and outcomes of indemnification by the corporation will be maintained on behalf of the corporation by the Senior Legal Officer or his or her designee.

Section 6.9. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.”

Item 21.	Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of this registration statement.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished; provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)

(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Memorandum and Articles of Association of BP p.l.c.

4.1	Indenture, dated June 4, 2003, among BP Capital Markets America Inc., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) (incorporated by reference to BP’s Registration Statement on Form F-3 filed on November 3, 2003 (File No. 333-110203, 333-110203-01, 333-110203-02, 333-110203-03 and 333-110203-04)).

4.2	Form of Supplemental Indenture, among BP Capital Markets America Inc., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A., relating to the New Notes.

4.3	Form of New Fixed Rate Notes for BP Capital Markets America Inc. and Guarantees relating thereto (included in Exhibit 4.2).

4.4	Form of New Floating Rate Notes for BP Capital Markets America Inc. and Guarantees relating thereto (included in Exhibit 4.2).

4.5	Indenture, dated March 8, 2002, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) (incorporated by reference to BP’s Report on Form 6-K filed on March 26, 2002 (File No. 001-062062)).

4.6	Twelfth Supplemental Indenture, dated October 1, 2010, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on October 1, 2010 (File No. 001-33367))

4.7	Thirteenth Supplemental Indenture, dated March 11, 2011, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on March 11, 2011 (File No. 001-33367))

4.8	Fourteenth Supplemental Indenture, dated November 11, 2011, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on November 11, 2011 (File No. 001-33367))

4.9	Sixteenth Supplemental Indenture, dated May 7, 2012, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on May 7, 2012 (File No. 001-33367))

4.10	Seventeenth Supplemental Indenture, dated November 6, 2012, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on November 6, 2012 (File No. 001-33367))

4.11	Eighteenth Supplemental Indenture, dated May 10, 2013, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on May 10, 2013 (File No. 001-33367))

Exhibit No.	Description

4.12	Nineteenth Supplemental Indenture, dated September 26, 2013, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on September 26, 2013 (File No. 001-33367))

4.13	Twenty-First Supplemental Indenture, dated February 10, 2014, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on February 10, 2014 (File No. 001-33367))

4.14	Twenty-Second Supplemental Indenture, dated November 4, 2014, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on November 4, 2014 (File No. 001-33367))

4.15	Twenty-Fourth Supplemental Indenture, dated March 17, 2015, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on March 17, 2015 (File No. 001-33367))

4.16	Twenty-Fifth Supplemental Indenture, dated May 4, 2016, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on May 4, 2016 (File No. 001-33367))

4.17	Twenty-Sixth Supplemental Indenture, dated September 16, 2016, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on September 16, 2016 (File No. 001-33367))

4.18	Twenty-Seventh Supplemental Indenture, dated November 28, 2016, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on November 28, 2016 (File No. 001-33367))

4.19	Twenty-Eighth Supplemental Indenture, dated February 14, 2017, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on February 14, 2017 (File No. 001-33367))

4.20	Twenty-Ninth Supplemental Indenture, dated September 19, 2017, between BP Capital Markets p.l.c., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to BP Capital Markets p.l.c.’s Registration Statement on Form 8-A filed on September 19, 2017 (File No. 001-33367))

5.1	Opinion of Associate General Counsel – Global Corporate and Alternative Energy, as to the validity of the Guarantees as to certain matters of English law.

5.2	Opinion of Sullivan & Cromwell LLP, counsel to BP p.l.c. and BP Capital Markets America Inc., as to the validity of the New Notes as to certain matters of New York law.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of DeGolyer and MacNaughton.

Exhibit No.	Description

23.3	Consent of Associate General Counsel – Global Corporate and Alternative Energy (included in Exhibit 5.1 above).

23.4	Consent of Sullivan & Cromwell LLP, counsel to BP p.l.c. and BP Capital Markets America Inc. (included in Exhibit 5.2 above).

24.1	Powers of Attorney of certain officers and directors of BP p.l.c. and Authorized Representative in the United States of BP p.l.c.

24.2	Powers of Attorney of certain officers and directors of BP Capital Markets America Inc. (included as part of the signature pages hereof).

25.1	Statement of eligibility of The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as Trustee, on Form T-1 with respect to the BP Capital Markets America Inc. indenture dated June 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England, on November 14, 2018.

BP p.l.c.

By:	/s/ Jens Bertelsen
Name:	Jens Bertelsen
Title:	Deputy Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on November 14, 2018.

Signature	Title

C. H. Svanberg *	Non-Executive Chairman
R.W. Dudley *	Executive Director, Group Chief Executive (Principal Executive Officer)
Helge Lund *	Non-Executive Director
Pamela Daley	Non-Executive Director

A. Boeckmann	Non-Executive Director

F.L. Bowman *	Non-Executive Director
I.E.L. Davis *	Non-Executive Director
Professor Dame Ann Dowling	Non-Executive Director

*
Dr. Brian Gilvary *	Executive Director, Chief Financial Officer (Principal Financial and Accounting Officer)
B.R. Nelson *	Non-Executive Director
P. R. Reynolds	Non-Executive Director

*
Sir J. Sawers	Non-Executive Director

N.S. Andersen	Non-Executive Director

Melody Meyer	Non-Executive Director

Dame Alison Carnwath *	Non-Executive Director
Hans Boas	Managing Counsel (Authorized Representative in the United States)

*By:	/s/ Gary Admans
Name:	Gary Admans
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Houston, Texas, on November 14, 2018.

BP Capital Markets America Inc.

By:	/s/ Brian D. Smith
Name:	Brian D. Smith
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Brian Gilvary, Katherine Thomson, Martin Giles and Gary Admans (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on November 14, 2018.

Signature	Title

/s/ Susan Baur
Susan Baur /s/ Martin Francis Giles	Director
Martin Francis Giles /s/ Mark Hennen	Director
Mark Hennen /s/ Maria T. Travis	Director (Principal Executive Officer)
Maria T. Travis	Director
/s/ Brian D. Smith
Brian D. Smith	Vice President and Chief Financial Officer (Principal Financial Officer)

Signature	Title

/s/ Scott Daniels
Scott Daniels	Vice President and Chief Accounting Officer (Principal Accounting Officer)